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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ashford Hospitality Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 12, 2015

To the stockholders of ASHFORD HOSPITALITY TRUST, INC.:

        The annual meeting of stockholders of Ashford Hospitality Trust, Inc., a Maryland corporation, will be held at the Dallas Marriott Suites Medical/Market Center, 2493 N. Stemmons Freeway, Dallas, Texas 75207 on May 12, 2015 beginning at 9:00 a.m., Central time, for the following purposes:

          (i)  to elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

         (ii)  to amend our charter to require a majority voting standard in uncontested director elections;

        (iii)  to ratify the appointment of Ernst & Young LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2015;

        (iv)  to obtain advisory approval of the company's executive compensation;

         (v)  to approve an amendment to our bylaws to require that only stockholders that have owned at least 1% of the outstanding common stock of the company continuously for at least one year may nominate director candidates and propose other business to be considered by the company's stockholders at an annual meeting of stockholders; and

        (vi)  to transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

        Stockholders of record at the close of business on March 10, 2015 will be entitled to notice of and to vote at the annual meeting of stockholders. It is important that your shares be represented at the annual meeting of stockholders regardless of the size of your holdings. Whether or not you plan to attend the annual meeting of stockholders in person, please vote your shares by signing, dating and returning the enclosed proxy card as promptly as possible. A postage-paid envelope is enclosed if you wish to vote your shares by mail. If you hold shares in your own name as a holder of record and vote your shares by mail prior to the annual meeting of stockholders, you may revoke your proxy by any one of the methods described herein if you choose to vote in person at the annual meeting of stockholders. Voting promptly saves us the expense of a second mailing.

By order of the board of directors,
/s/ DAVID A. BROOKS David A. Brooks Secretary

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
April 17, 2015

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2015.

        The company's Proxy Statement for the 2015 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2014, which includes the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, are available at www.ahtreit.com under the "Investor" link, at the "Annual Meeting Material" tab.

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ASHFORD HOSPITALITY TRUST, INC.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 12, 2015

        This proxy statement, together with the enclosed proxy, is solicited by and on behalf of the board of directors of Ashford Hospitality Trust, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held at the Dallas Marriott Suites Medical/Market Center, 2493 N. Stemmons Freeway, Dallas, Texas 75207 beginning at 9:00 a.m., Central time, on May 12, 2015. The board of directors is requesting that you allow your shares to be represented and voted at the annual meeting of stockholders by the proxies named on the enclosed proxy card. "We," "our," "us," "Ashford," and the "company" each refers to Ashford Hospitality Trust, Inc. This proxy statement and accompanying proxy will first be mailed to stockholders on or about April 17, 2015.

        At the annual meeting of stockholders, action will be taken to:

  •
  elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

  •
  amend our charter to require a majority voting standard in uncontested director elections;

  •
  ratify the appointment of Ernst & Young LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2015;

  •
  obtain advisory approval of the company's executive compensation;

  •
  approve an amendment to our bylaws to require that only stockholders that have owned at least 1% of our outstanding common stock continuously for at least one year may nominate director candidates and propose other business to be considered by the company's stockholders at an annual meeting of stockholders; and

  •
  transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

FORWARD-LOOKING STATEMENTS

        Certain statements and assumptions in this proxy statement contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control.

        These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, applicable law, interest rates or the general economy; the degree and nature of our competition; actual and potential conflicts of interest with our advisor, Remington Lodging & Hospitality, LLC, our executive officers and our non-independent directors; changes in governmental regulations, accounting rules, tax rates and similar matters; legislative and regulatory changes, including changes to the Internal Revenue Code of 1986, as amended, and related rules, regulations and interpretations governing the taxation of REITs; and limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in our Annual Report on Form 10-K, and from time to time, in Ashford's other filings with the Securities and Exchange Commission. The forward-looking statements included in this proxy statement are only made as of the date of this proxy statement. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

        The enclosed proxy is solicited by and on behalf of our board of directors. In addition to the solicitation of proxies by use of the mail, we expect that six officers and other employees of our advisor may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our officers or the employees of our advisor for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing. Additional information regarding persons who are participants in this proxy solicitation is set forth in Appendix A.

        We have retained MacKenzie Partners Inc. to aid in the solicitation of proxies and to verify records relating to the solicitation. MacKenzie expects that approximately 12 of its employees will assist in the solicitation. MacKenzie will receive a base fee of $20,000, plus out-of-pocket expenses.

        Our aggregate expenses related to our solicitation of proxies in excess of those normally spent for an annual meeting are expected to be approximately $100,000, of which approximately $25,000 has been spent to date.

Voting Securities

        Our only outstanding voting equity securities are shares of our common stock. Each share of common stock entitles the holder to one vote. As of March 10, 2015 there were 100,108,168 shares of common stock outstanding and entitled to vote. Only stockholders of record at the close of business on March 10, 2015 are entitled to vote at the annual meeting of stockholders or any adjournment of the annual meeting.

Voting

        If you hold your common stock in your own name as a holder of record, you may instruct the proxies to vote your common stock by signing, dating and mailing the proxy card in the postage-paid envelope provided. You may also vote your common stock in person at the annual meeting of stockholders.

        If your common stock is held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your common stock voted at the annual meeting of stockholders.

Counting of Votes

        A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the annual meeting of stockholders. If you have returned valid proxy instructions or if you hold your shares in your own name as a holder of record and attend the annual meeting of stockholders in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting of stockholders may be adjourned by the vote of a majority of the shares represented at the annual meeting until a quorum has been obtained.

        The affirmative vote of a plurality of all of the votes cast at the annual meeting will be required to elect each nominee to our board of directors (Proposal 1). If a nominee who is currently serving on the board does not receive the affirmative vote of the holders of a majority of the shares of common stock voted in the election of directors, our Corporate Governance Guidelines require that such nominee must promptly tender his or her resignation as a director for consideration by the nominating/corporate governance committee of the board for a recommendation to the full board regarding the tendered resignation. Unite Here, a stockholder that owns 755 shares of our common stock, or 0.000008% of our company, intends to solicit proxies to vote against the election of our director nominees.

        The affirmative vote of a majority of the outstanding shares of our common stock will be required for the approval of an amendment to our charter to require a majority voting standard in uncontested director elections (Proposal 2). The affirmative vote of a majority of all of the votes cast at the annual meeting will be required to ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2015 (Proposal 3). The affirmative vote of a majority of all of the votes cast at the annual meeting will be required for approval, on an advisory basis, of the executive compensation proposal (Proposal 4). The affirmative vote of a majority of the outstanding shares of our common stock will be required to approve the amendment to the company's bylaws to require that only stockholders that have owned at least 1% of our outstanding common stock continuously for at least one year may nominate director candidates and propose other business to be considered by the company's stockholders at an annual meeting of stockholders (Proposal 5). For any other matter, unless otherwise required by Maryland or other applicable law, the affirmative vote of a majority of the outstanding shares of our common stock present and voting at the annual meeting is required to approve the matter.

        The election of directors, the proposal to amend our charter, the advisory compensation proposal and the proposal to amend our bylaws are non-discretionary items and may not be voted by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares will be counted in the election of directors, the proposal to amend our charter, the advisory compensation proposal and the proposal to amend our bylaws. The ratification of the appointment of Ernst & Young LLP as independent auditors is a discretionary item, and as such, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

        Broker non-votes occur when a broker, bank or other nominee holding shares on your behalf votes the shares on some matters but not others. Abstentions, broker non-votes and withheld votes are included in determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote on Proposal 3 or Proposal 4 but will have the same effect as a vote cast against Proposal 2 and Proposal 5. For Proposal 1, votes against and votes withheld will be treated the same in determining whether a director receives the vote required under our corporate governance guidelines, but abstentions and broker non-votes will not affect the outcome for these purposes.

        If you sign and return your proxy card without giving specific voting instructions, your shares will be voted consistent with management recommendations.

Right To Revoke Proxy

        If you hold shares of common stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

  •
  notify our Secretary in writing before your shares of common stock have been voted at the annual meeting of stockholders;

  •
  sign, date and mail a new proxy card to Broadridge; or

  •
  attend the annual meeting of stockholders and vote your shares of common stock in person.

        You must meet the same deadline when revoking your proxy as when voting your proxy. See the "Voting" section of this proxy statement for more information.

        If shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Multiple Stockholders Sharing the Same Address

        The Securities and Exchange Commission (the "SEC") rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or by calling (972) 490-9600. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of common stock in your own name as a holder of record, householding will not apply to your shares.

        If you wish to request extra copies, free of charge, of any annual report, proxy statement or information statement, please send your request to Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.ahtreit.com.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        One of the purposes of the annual meeting of stockholders is to elect directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Our board of directors is currently comprised of seven members, all of whom are being nominated for re-election. Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for each of the seven nominees for director, as well as the month and year each nominee first began his service on our board of directors. Also set forth below is the beneficial ownership of shares of our common stock as of March 10, 2015 (the record date) for each nominee. This beneficial ownership figure does not necessarily demonstrate the nominee's individual ownership. For a discussion of beneficial ownership, see the "Security Ownership of Management and Certain Beneficial Owners" section of this proxy statement.

        If any nominee becomes unable to stand for election as a director, an event that our board of directors does not presently expect, our board of directors reserves the right to nominate substitute nominees prior to the meeting. In such a case, the company will file an amended proxy statement that will identify the substitute nominees, disclose whether such nominees have consented to being named in such revised proxy statement and to serve, if elected, and include such other disclosure relating to such nominees as may be required under the Securities Exchange Act of 1934, as amended.

        The board of directors unanimously recommends a vote FOR all nominees.

 Nominees for Director

MONTY J. BENNETT

Chairman of the Board and Chief Executive Officer, Ashford Hospitality Trust,  Inc.

Director since May 2003
Shares of common stock
beneficially owned by Mr. Bennett: 6,469,466(1)
Age: 49

Mr. Monty Bennett was elected to our board of directors in May 2003 and has served as our Chief Executive Officer since that time. Effective in January 2013, Mr. Bennett was appointed as the Chairman of our Board. Prior to January 2009, Mr. Bennett served as our president. Mr. Bennett also currently serves as Chief Executive Officer and Chairman of the Board of Directors of Ashford Inc., where he has served in such capacities since April 2014, and Ashford Hospitality Prime, Inc. ("Ashford Prime"), where he has served in such capacities since April 2013. Mr. Bennett serves on the Investment Committee and is the Chairman of Ashford Investment Management, LLC, an investment fund platform and an indirect subsidiary of Ashford Inc. Mr. Bennett also is currently the Chief Executive Officer of Remington Holdings, LP. Mr. Bennett joined Remington Hotel Corporation in 1992 and has served in several key positions, such as President, Executive Vice President, Director of Information Systems, General Manager and Operations Director.

Director Qualifications: Mr. Monty Bennett holds a Master's degree in Business Administration from Cornell's S.C. Johnson Graduate School of Management at Cornell University and a Bachelor of Science degree with distinction from the Cornell School of Hotel Administration. He is a life member of the Cornell Hotel Society. He has over 20 years of experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. He is a member of the American Hotel & Lodging Association's Industry Real Estate Finance Advisory Council (IREFAC), the Urban Land Institute's Hotel Council, and is on the Advisory Editorial Board for GlobalHotelNetwork.com. He is also a member of the CEO Fiscal Leadership Council for Fix the Debt, a non-partisan group dedicated to reducing the nation's federal debt level and on the advisory board of Texans for Education Reform. Formerly, Mr. Bennett was a member of Marriott's Owner Advisory Council and Hilton's Embassy Suites Franchise Advisory Council. Mr. Bennett is a frequent speaker and panelist for various hotel development and industry conferences, including the NYU Lodging Conference and the Americas Lodging Investment Summit conferences. Mr. Bennett received the Top-Performing CEO Award from HVS for 2011. This award is presented each year to the CEO in the hospitality industry who offers the best value to stockholders based on HVS's pay-for-performance model. The model compares financial results relative to CEO compensation, as well as a stock appreciation, company growth and increases in EBITDA.

Mr. Bennett's extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as the chief executive officer and a director of the company since its inception are vital skills that make him uniquely qualified to serve as the chairman of the board. The Board believes that the company can more effectively execute its strategic initiatives at this time with Mr. Bennett in the role of chairman and chief executive officer.

(1)
Includes 1,193,501 shares of common stock of the company, 4,547,962 common partnership units in our operating partnership, and 728,003 long-term incentive partnership units, or LTIP units, in our operating partnership. The common units are redeemable for cash or, at our option, convertible into shares of our common stock based on a conversion ratio described in the partnership agreement of our operating partnership, which ratio, as of March 10, 2015, was approximately 0.93 shares of our common stock per common unit redeemed. If and when the LTIP units achieve economic parity with the common units and subject to certain time vesting requirements, the LTIP units will be convertible, at the option of the holder, into common units.

BENJAMIN J. ANSELL, M.D.

Founder, Director, Chairman of the Board, UCLA Executive Health Program

Chairman: Compensation Committee
Lead Director

Director since May 2009
Shares of common stock
beneficially owned by Dr. Ansell: 156,659(2)
Age: 47

Dr. Ansell was elected to the board of directors in May 2009 and currently serves as our lead director. Dr. Ansell is the founder of and current Director and Chairman of the Board of the UCLA Executive Health Program, where he has been responsible for marketing and selling executive health program services to more than twenty Fortune 500 companies and 4,000 individual customers. Dr. Ansell also founded and serves as the Director of UCLA Medical Hospitality, which coordinates health services, concierge and some hospitality functions within the UCLA Health System. Dr. Ansell is also a senior practice physician within the UCLA Health System specializing in cardiovascular disease prevention and early detection strategies. Over the past two decades, Dr. Ansell has acted as senior advisor to the pharmaceutical industry and financial community with respect to U.S. marketing, sales and branding strategies for cardiovascular medication.

Director Qualifications: Dr. Ansell has significant entrepreneurial and management experience including brand development and positioning, sales and marketing, finance and establishing strategic relationships with both corporate and individual clients and customers. Additionally, Dr. Ansell successfully completed the director certification program at the UCLA Anderson Graduate School of Management in 2009.

(2)
Includes 142,700 shares of common stock of the company and 8,459 long-term incentive partnership units, or LTIP units, in our operating partnership and 5,500 common units. The LTIP units have achieved economic parity with the common units and are convertible, at the option of the holder, into common units. Upon conversion, the common units will be redeemable for cash or, at our option, convertible into shares of our common stock based on a conversion ratio described in the partnership agreement of our operating partnership, which ratio, as of March 10, 2015, was approximately 0.93 shares of our common stock per common unit redeemed.

THOMAS E. CALLAHAN

National Practice Leader,
CBRE Hotels and PKF Consulting USA

Chairman: Audit Committee
Member: Compensation Committee

Director since December 2008
Shares of common stock beneficially owned by Mr. Callahan: 54,248
Age: 59

Mr. Callahan was elected to the board of directors in December 2008. Mr. Callahan is currently the National Practice Leader of CBRE Hotels and PKF Consulting USA, a CBRE Company, an international real estate advisory firm specializing in the hospitality industry, with responsibility for the overall operations and management of the company. He was previously Co-President and Chief Executive Officer of PKF Consulting USA. Prior to forming the predecessor to PKF Consulting USA, in 1992, Mr. Callahan was Deputy Managing Partner of Pannell Kerr Forster, an international public accounting firm specializing in the hospitality industry.

Director Qualifications: Mr. Callahan has a wealth of knowledge and experience in the hospitality industry, involving economic, financial, operational, management and valuation experiences. In addition, Mr. Callahan has extensive experience in evaluating organizational structures, financial controls and management information systems. Mr. Callahan also has significant relationships and contacts in the hospitality industry that are beneficial in his service on the board.

AMISH GUPTA

Chief Operating Officer/Partner,
RETC, LP

Member: Audit Committee and Nominating/Corporate Governance Committee

Director since March 2014
Shares of common stock beneficially
owned by Mr. Gupta: 8,459(3)
Age: 35

Mr. Gupta was elected to the board of directors in May 2014. Mr. Gupta is currently the chief operating officer of RETC, Limited Partnership, a property tax advisory firm that has represented over $20 billion in asset value nationally. He has led RETC since 2010, where he is responsible for overall operations and strategy. Prior to joining RETC, Mr. Gupta served as a real estate associate at The Carlyle Group, a private equity firm headquartered in Washington D.C. with more than $189 billion in assets under management, for three years.

Director Qualifications: Mr. Gupta received his MBA from the Kellogg School of Management and his BA from Emory University. Mr. Gupta's extensive real estate experience, stemming from his experience with the RETC and the Carlyle Group, combined with his business acumen, will generate valuable insights into the economic environment of the real estate industry for the board.

(3)
Includes 8,459 long-term incentive partnership units, or LTIP units, in our operating partnership. The LTIP units have achieved economic parity with the common units and are convertible, at the option of the holder, into common units. Upon conversion, the common units will be redeemable for cash or, at our option, convertible into shares of our common stock based on a conversion ratio described in the partnership agreement of our operating partnership, which ratio, as of March 10, 2015, was approximately 0.93 shares of our common stock per common unit redeemed.

KAMAL JAFARNIA

Senior Vice President,
W.P. Carey Inc.

Chairman: Nominating/Corporate Governance Committee
Member: Compensation Committee

Director since January 2013
Shares of common stock beneficially
owned by Mr. Jafarnia: 16,794(4)
Age: 48

Mr. Jafarnia was appointed to the board of directors effective January 2013. Mr. Jafarnia serves as Senior Vice President of W.P. Carey Inc., as well as Senior Vice President and Chief Compliance Officer of Carey Credit Advisors, LLC. He is also Chief Compliance Officer and General Counsel of Carey Financial, LLC. Mr. Jafarnia joined W. P. Carey Inc. in October of 2014 and currently serves as Senior Vice President. Prior to joining W. P. Carey Inc., he served as Counsel to two American Lawyer Global 100 law firms in New York. From March 2014 to October 2014, he served as Counsel in the REIT practice group at the law firm of Greenberg Traurig, LLP. From August 2012 to March 2014, Mr. Jafarnia served as Counsel in the Financial Services & Products Group and was a member of the REIT practice group of Alston & Bird, LLP. Before his tenure at these firms, Mr. Jafarnia served as a senior executive, in-house counsel, and Chief Compliance Officer for several alternative investment program sponsors. Between 2008 and 2012, he served as counsel at American Realty Capital, a real estate investment program sponsor, and served as Chief Compliance Officer of its affiliated broker-dealer, Realty Capital Securities, LLC.

Director Qualifications: Mr. Jafarnia received his JD from Temple University School of Law and LLM from Georgetown University. Mr. Jafarnia is a licensed attorney admitted to practice law in four states and the District of Columbia and has spent a majority of his career specifically as a regulatory compliance officer. He has over 15 years of experience in the real estate and financial services industry as an attorney, owner, principal, compliance officer and executive. His experience in these multiple roles provides unique perspectives and benefits to the board, including specifically with respect to regulatory compliance. Mr. Jafarnia also has and maintains numerous relationships in the real estate industry that may be beneficial to his service on the board.

(4)
Includes 2,835 shares of common stock of the company and 8,459 long-term incentive partnership units, or LTIP units, in our operating partnership and 5,500 common units. The LTIP units have achieved economic parity with the common units and are convertible, at the option of the holder, into common units. Upon conversion, the common units will be redeemable for cash or, at our option, convertible into shares of our common stock based on a conversion ratio described in the partnership agreement of our operating partnership, which ratio, as of March 10, 2015, was approximately 0.93 shares of our common stock per common unit redeemed.

PHILIP S. PAYNE Chief Executive Officer, Ginkgo Residential, LLC Member: Audit Committee Director since August 2003 Shares of common stock beneficially owned by Mr. Payne: 57,259 Age: 63	Mr. Payne was elected to the board of directors in August 2003 and has served on our board since that time. Mr. Payne is currently the Chief Executive Officer of Ginkgo Residential, LLC. Ginkgo Residential was formed in July 2010 to assume all of the property management activities of Babcock & Brown Residential of which Mr. Payne was the CEO. Ginkgo Residential is primarily involved in the acquisition, management and substantial rehabilitation of middle market multi-family properties in the southern United States. Prior to joining Babcock & Brown Residential, Mr. Payne was the Chairman of BNP Residential Properties Trust, a publicly traded real estate investment trust that was acquired by Babcock & Brown Ltd, a publicly traded Australian investment bank, in 2007. Mr. Payne joined BNP Residential in 1990 as Vice President Capital Market Activities and became Executive Vice President and Chief Financial Officer in January 1993. He was named Treasurer in April 1995, a director in December 1997, and was elected Chairman in 2004. From 2007 until 2009, Mr. Payne served as a director of Meruelo Maddux Properties, a publicly traded company that focused on residential, commercial and industrial development and redevelopment in southern California. Mr. Payne is a member of the Urban Land Institute, founding chairman of ULI's Responsible Property Investing Council and is former co-chairman of ULI's Climate, Land Use and Energy Group and also serves on the board of advisors for ULI's Center for Sustainability. Mr. Payne is also a member of National Multi Housing Council.

Director Qualifications: Mr. Payne has extensive knowledge and experience in real estate, finance, and the real estate financial reporting process. He has been involved in real estate and public company activities and reporting for more than 20 years. He has experience as a chairman of the board, chief financial officer, board member and chairman of the audit committee of a publicly traded company and has served in a variety of roles at various private real estate companies, including principal, chief executive officer, chairman of the board and chief executive officer.

ALAN L. TALLIS Principal, Alan L. Tallis & Associates Director since January 2013 Shares of common stock beneficially owned by Mr. Tallis: 258,045 Age: 68	Mr. Tallis has served on our board since his appointment in January 2013. Mr. Tallis is currently principal of Alan L. Tallis & Associates, a consulting firm principally engaged in serving the lodging industry. From March 2008 through February 2011, Mr. Tallis served as Executive Vice President, Asset Management for our company, and from February 2011 through January 2012, Mr. Tallis served as a consultant to our company. From June 2006 to May 2007, Mr. Tallis served as a senior advisor to Blackstone Real Estate Advisors following its acquisition of La Quinta Corporation. From July 2000 until May 2006, Mr. Tallis served in various positions with La Quinta Corporation, most recently serving as President and Chief Development Officer of LQ Management LLC and President of La Quinta Franchising LLC. Prior to joining La Quinta Corporation, Mr. Tallis held various positions with Red Roof Inns, including serving as Executive Vice President—Development and General Counsel from 1994 to 1999.

Director Qualifications: Mr. Tallis has over 30 years of experience in the lodging industry. His diverse experience has included extensive transaction work, brand management and brand relations. In addition to his extensive experience in the lodging industry, Mr. Tallis' service with our company, first as our Executive Vice President, Asset Management and then as a consultant, allows him to bring a valuable perspective to the board.

BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

        Our business is managed through the oversight and direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with the chairman of the board of directors and chief executive officer, lead director and other officers, by reviewing materials provided to them and by participating in meetings of our board of directors and its committees.

        During the year ended December 31, 2014, our board of directors held four regular meetings and twelve special meetings. All directors standing for re-election attended, in person or by telephone, at least 75 percent of all meetings of our board of directors and committees on which such director served, held during the period for which such person was a director.

Attendance at Annual Meeting of Stockholders

        In keeping with our corporate governance principles, directors are expected to attend the annual meeting of stockholders in person. All persons who were directors at our 2014 annual meeting of stockholders attended our 2014 annual meeting, other than Mr. Martin Edelman, who did not stand for re-election and was replaced by Mr. Amish Gupta at such meeting.

Board Member Independence

        The "Independence Tests" set forth in Section 303A.02 of the NYSE Listed Company Manual describe the requirements for a director to be deemed independent by the NYSE, including the requirement of an affirmative determination by our board of directors that the director has no material relationship with us that would impair independence. The full text of our board of director's Corporate Governance Guidelines can be found in the Investor Relations section of our website at www.ahtreit.com by clicking "INVESTOR," then "Governance Documents," and then "Corporate Governance Guidelines." In determining whether any of our director nominees has a material relationship with us that would impair independence, our board of directors reviewed both the NYSE Listed Company Manual requirements on independence as well as our own Corporate Governance Guidelines. Our Corporate Governance Guidelines provide that if any director receives more than $120,000 per year in compensation from the company, exclusive of director and committee fees, he or she will not be considered independent. Our board of directors has affirmatively determined that, with the exception of Mr. Monty Bennett, our chairman and chief executive officer, each nominee for director is independent of Ashford and its management under the standards set forth in our Corporate Governance Guidelines and the NYSE Listed Company Manual.

        In making the independence determinations with respect to our current directors, our board of directors examined relationships between each of our directors or their affiliates and Ashford or its affiliates, including those reported below under the heading "Certain Relationships and Related Party Transactions" on page 55 of this proxy statement and three additional transactions that did not rise to the level of a reportable related party transaction but were taken into consideration by our board of directors in making independence determinations. Two of the additional transactions reviewed by our board of directors involved Dr. Ansell. Dr. Ansell is founder, director and chairman of the board of the UCLA Executive Health Program, which is part of the UCLA Medical Center; Regents of the University of California. The Regents of the University of California have received payments totaling $24,310 from us for medical services provided to officers of the company from 2012 through 2014, which included payments of $12,947, $2,703 and $8,660 in 2012, 2013 and 2014, respectively. Additionally, Dr. Ansell holds a 5.6% limited partnership interest in Seguin Land Investments, LP, a limited partnership in which Mr. Monty Bennett is also a limited partner. Additionally, the board considered Mr. Tallis' prior services as an executive officer of the company but noted that such service ended over three years ago, with no compensation for such serving being paid to Mr. Tallis in the three years preceding his independence consideration. Our board of directors determined that none of these transactions impaired the independence of the directors involved. As a result of such analysis and independence determinations, our board of directors is comprised of a majority of independent directors, as required in Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein means such director satisfies the independence tests set forth in the NYSE Listed Company Manual.

Board Committees and Meetings

        Historically, the standing committees of our board of directors have been the audit committee, the compensation committee and the nominating/corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found in the Investor section of our website at www.ahtreit.com by clicking "INVESTOR" and then "Governance Documents." The committee members who currently serve on each active committee and a description of the principal responsibilities of each such committee follows:

	Audit	Compensation	Nominating/ Corporate Governance
Benjamin J. Ansell, M.D.		Chair
Monty J. Bennett
Thomas E. Callahan	Chair	X
Amish Gupta	X		X
Kamal Jafarnia		X	Chair
Philip S. Payne	X
Allan L. Tallis

        The audit committee is, and at all times during 2014 was, composed entirely of three independent directors. From January 1, 2014 until May 13, 2014, the audit committee was composed of Messrs. Callahan, Jafarnia and Payne. On May 13, 2014, after Mr. Gupta was elected a director at the 2014 annual shareholder meeting, the board of directors appointed Mr. Gupta to replace Mr. Jafarnia on the audit committee. The audit committee met nine times during 2014. This committee's purpose is to provide assistance to our board of directors in fulfilling their oversight responsibilities relating to:

  •
  the integrity of our financial statements;

  •
  our compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of our internal audit function and independent auditors.

        Our board of directors has determined that each of Messrs. Callahan and Payne are "audit committee financial experts," as defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Mr. Gupta is financially literate under NYSE listing standards.

        The compensation committee is, and at all times during 2014 was, composed of three independent directors. The compensation committee met seven times during 2014. This committee's purpose is to:

  •
  discharge responsibilities of the board of directors relating to compensation of our executives;

  •
  review and discuss with management the Compensation Discussion & Analysis and recommend to the board of directors its inclusion in our proxy statement or annual report on Form 10-K;

  •
  produce an annual report on executive compensation for inclusion in our proxy statement; and

  •
  oversee and advise the board of directors on the adoption of policies that govern our compensation programs, including stock and benefit plans.

        The nominating/corporate governance committee is, and at all times during 2014 was, composed of two independent directors. From January 1, 2014 to May 13, 2014, the nominating/corporate governance committee was chaired by Mr. Martin L. Edelman, whose tenure as director ended as of the date of our 2014 annual meeting. Following the election to the board of Mr. Gupta at that meeting, Mr. Jafarnia replaced Mr. Edelman as chairman of the committee, and Mr. Gupta replaced Dr. Ansell as a committee member. The committee met two times during 2014. This committee's purpose is to:

  •
  identify individuals qualified to become members of our board of directors;

  •
  recommend that our board of directors select the director nominees for the next annual meeting of stockholders;

  •
  identify and recommend candidates to fill vacancies occurring between annual stockholder meetings; and

  •
  develop and implement our Corporate Governance Guidelines.

Compensation Committee Interlocks and Insider Participation

        During 2014, Dr. Ansell and Messrs. Callahan and Jafarnia served on our compensation committee. No member of the compensation committee was at any time during 2014 or at any other time an officer or employee of the company. No executive officer of the company has served on the board of directors or compensation committee of any other entity that has had one or more executive officers who served as a member of our board of directors or the compensation committee during 2014.

        No member of the compensation committee had any relationship with the company requiring disclosure as a related-party transaction in the section "Certain Relationships and Related Party Transactions" of this proxy statement.

Board Member Compensation

        The table below reflects the compensation we paid to each of our non-employee directors for serving on our board of directors for the fiscal year ended December 31, 2014. Our chief executive officer, who is also the chairman of our board, did not receive additional compensation for his service as a director.

Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards/LTIP(1)	Total
Benjamin J. Ansell, M.D.	$175,804	$90,004	$265,808
Thomas E. Callahan	119,462	90,004	209,465
Martin L. Edelman(2)	81,313	—	81,313
Amish Gupta	84,038	90,004	174,042
Kamal Jafarnia	102,885	90,004	192,889
Philip S. Payne	98,462	90,004	188,465
Allan L. Tallis	22,500	90,004	112,504

(1)
Each independent director, with the exception of Mr. Edelman, whose tenure as a director of the company ended in May 2014, was granted 8,459 stock awards in 2014. Dr. Ansell and Messrs. Gupta and Jafarnia each elected to receive LTIPs in our operating partnership instead of shares of our common stock, which required a $0.05 per share capital contribution to our operating partnership.

(2)
Mr. Edelman's tenure as a director of the company ended effective May 13, 2014.

        The current compensation of our non-employee directors consists of the following elements:

  •
  an annual board retainer of $90,000 for all non-employee directors;

  •
  an additional annual board retainer of $50,000 for the lead director;

  •
  an additional annual board retainer of $25,000 for the chairman of our audit committee;

  •
  an additional annual board retainer of $5,000 for each member of our audit committee other than the chairman;

  •
  an additional annual board retainer of $15,000 for the chairman of our compensation committee;

  •
  an additional annual board retainer of $10,000 for the chairman of our nominating/corporate governance committee;

  •
  an annual grant to each non-management director of immediately vested equity shares having a value of $90,000, in the form of shares of our common stock or long-term incentive partnership units in our operating partnership ("LTIPs"), at the election of each director.

        As of May 2014, we no longer include meeting fees as part of our non-employee director compensation. We have historically reimbursed and will continue to reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.

        The equity compensation policy for our non-employee directors provides that each director receives equity grants following each annual meeting. These grants will be fully vested immediately. In accordance with this policy, we granted 8,459 shares of fully vested common stock or LTIPs to each of our non-employee directors in May 2014.

        When the board combined the role of chairman and chief executive officer in January 2013, we entered into a chairman emeritus agreement with our former chairman, Mr. Archie Bennett, Jr., pursuant to which he currently serves in the advisory, non-executive position of Chairman Emeritus. Mr. Archie Bennett, Jr. is not a voting member of our board nor is he an executive officer of the company. In recognition for his past service to the company and in consideration for his continued service as Chairman Emeritus, we agreed to continue to pay him a lifetime stipend of $700,000 per year. Mr. Archie Bennett, Jr. remains eligible for all benefits that were previously available to him when he served as our chairman, including continued eligibility for equity grants, medical, dental, vision, pension, 401(k), accident, disability and life insurance as well as reimbursement for reasonable expenses incurred by him in connection with his service to the company. Pursuant to the terms of our advisory agreement, Ashford Inc. is obligated to reimburse us for all costs associated with Mr. Archie Bennett's service as our chairman emeritus, including his annual stipend and the cost of all benefits available to him.

CORPORATE GOVERNANCE PRINCIPLES

        The board is committed to good corporate governance practices that promote the long-term interest of shareholders. The board regularly reviews developments in corporate governance and updates the company's policies and guidelines as it deems necessary and appropriate. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the New York Stock Exchange (the "NYSE") and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website which includes key information about our corporate governance initiatives including our Corporate Governance Guidelines, charters for the committees of our board of directors, our Code of Business Conduct and Ethics and our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The corporate governance section can be found on our website at www.ahtreit.com by clicking "INVESTOR" and then "Governance Documents."

        Each director should perform, to the best of his ability, the duties of a director, including the duties as a member of a committee of our board of directors in good faith, in our best interests and the best interests of our stockholders, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Directors are expected to attend all meetings of our board of directors and meetings of committees on which they serve. Directors are also expected to attend the annual meeting of our stockholders.

        Our nominating/corporate governance committee is responsible for seeking, considering and recommending to the board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the board for adoption the nominating/corporate governance committee's selection criteria for director nominees. Before recommending an incumbent, replacement or additional director, our nominating/corporate governance committee reviews his or her qualifications, including personal and professional integrity, capability, judgment, availability to serve, conflicts of interest, ability to act on behalf of stockholders and other relevant factors. While the committee does not have a specific policy concerning diversity, it does consider potential benefits that may be achieved through diversity in viewpoint, professional experience, education and skills. The committee reviews and makes recommendations on matters involving general operation of the board of directors and our corporate governance, and, at least annually, it recommends to the board of directors nominees for each committee of the board. In addition, our nominating/corporate governance committee annually facilitates the assessment of the board of directors' performance as a whole and of the individual directors and reports thereon to the board. Our nominating/corporate governance committee has the sole authority to retain and terminate any search firm to be used to identify director candidates. Stockholders wishing to recommend director candidates for consideration by the committee can do so by following the procedures set forth below in the "Stockholder Procedures for Recommending Candidates for Director" section of this proxy statement. The nominating/corporate governance committee evaluates a candidate using the criteria set forth above without regard to who nominated the candidate and will consider candidates recommended by stockholders provided that stockholders follow the procedure for submitting recommendations.

        Our board of directors does not prohibit its members from serving on boards and/or committees of other organizations, and our board of directors has not adopted guidelines limiting such activities. The nominating/corporate governance committee and our board of directors will take into account the nature of, and time involved in, a director's service on other boards when evaluating the suitability of individual directors and when making its recommendations for inclusion in the slate of directors to be submitted to stockholders for election at the annual meeting of our stockholders.

        In February 2014, our board of directors amended the corporate governance guidelines to, among other things, require incumbent directors to tender a resignation if they are not re-elected with at least a majority of the votes cast. Specifically, pursuant to such guideline, if, in any election of directors that is not a contested election, an incumbent director does not receive a majority of the votes cast, such incumbent director must promptly tender his or her resignation as a director, for consideration by the nominating/corporate governance committee of the Board and ultimate decision by our board of directors. However, on October 26, 2014, our board of directors amended our bylaws to provide that, subject to stockholder approval of Proposal Two, directors of the company will be elected by the affirmative vote of a majority of the votes cast an any annual or special meting of stockholders held for the purpose of electing directors, except in the case of a contested election, which will continue to require the vote of a plurality of the votes cast. Accordingly, if Proposal Two is approved by stockholders, the corporate governance guideline requiring incumbent directors to tender a resignation if they are not re-elected with at least a majority of the votes cast will no longer have any effect.

        Additionally, upon attaining the age of 70 and annually thereafter, as well as when a director's principal occupation or business association changes substantially from the position he or she held when originally invited to join the board, a director will tender a letter of proposed retirement or resignation, as applicable, from our board of directors to the chairperson of our nominating/corporate governance committee. Our nominating/corporate governance committee will review the director's continuation on our board of directors, and recommend to the board whether, in light of all the circumstances, our board should accept such proposed resignation or request that the director continue to serve.

OTHER GOVERNANCE INFORMATION

Stockholder Procedures for Recommending Candidates for Director

        Our Bylaws permit stockholders to nominate director candidates for consideration at an annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by writing to David A. Brooks, Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, giving the information required in our Bylaws, including, among other things, the candidate's name, sufficient biographical data and qualifications. Stockholder nominations must be received between December 19, 2015 and January 18, 2016 to be considered for candidacy at the 2016 annual meeting of stockholders. If the stockholders approve Proposal 5 at the annual meeting, then beginning with the 2016 annual meeting of stockholders, a stockholder must have owned at least 1% of the outstanding common stock of the Company continuously for at least one year in order to be eligible to nominate a director candidate for consideration at an annual meeting of stockholders. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations.

        Stockholders may recommend director candidates for consideration by the nominating/corporate governance committee. Any such recommendation must include verification of the stockholder status of the person submitting the recommendation and the nominee's name and qualifications for board membership. Stockholder recommendations may be submitted by writing to David A. Brooks, Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 and must be received between December 19, 2015 and January 18, 2016 to be considered for candidacy at the 2016 annual meeting of stockholders.

        The nominating/corporate governance committee expects to use a similar process to evaluate candidates recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

Stockholder and Interested Party Communication with our Board of Directors

        Stockholders and other interested parties who wish to contact any of our directors either individually or as a group may do so by writing to them c/o David A. Brooks, Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Stockholders' and other interested parties' letters are screened by company personnel based on criteria established and maintained by our nominating/corporate governance committee, which includes filtering out improper or irrelevant topics such as solicitations.

Meetings of Non-Management Directors

        Our board of directors must have at least two regularly scheduled meetings per year for the non-management directors without management present. In 2014, the non-management directors met three times. At the non-management directors' meetings, the non-management directors review strategic issues for our board of directors' consideration, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines. Dr. Ansell served as lead director during 2014. The lead director presides at all meetings of the non-management directors and is responsible for advising the chief executive officer of decisions reached and suggestions made at these meetings. The lead director has the following duties and responsibilities:

  •
  presides at all meetings of the board at which the chairman is not present and all executive sessions of the independent or non-management directors;

  •
  advises the chairman and chief executive officer of decisions reached and suggestions made at meetings of independent directors/non-management directors;

  •
  serves as liaison between the chairman and the independent directors;

  •
  approves information sent to the board;

  •
  approves meeting agendas for the board;

  •
  approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

  •
  has the authority to call meetings of the independent directors; and

  •
  if requested by major shareholders, ensures that he or she is available for consultation and direct communication.

        Stockholders may communicate with the lead director or non-management directors as a group by utilizing the communication process identified in the "Stockholder and Interested Party Communication with our Board of Directors" section of this proxy statement. If non-management directors include a director that is not an independent director, then at least one of the scheduled meetings per year will include only independent directors.

Director Orientation and Continuing Education

        Our board of directors and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance practices and other key policies and practices through a review of background material and meetings with senior management. Our board of directors also recognizes the importance of continuing education for directors and is committed to providing education opportunities in order to improve both our board of directors and its committees' performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.

Board Leadership Structure and Role in Risk Oversight

        Our board of directors has the flexibility to determine the appropriate leadership structure for our company. In making decisions related to our leadership structure, specifically when determining whether to have a joint chief executive officer and chairman or to separate these offices, the board considers many factors, including the specific needs of the company in light of its current strategic initiatives and the best interest of stockholders. In 2014, Mr. Monty Bennett served as chairman of the board as well as chief executive officer of the company. In making the determination to continue to combine the role of chairman and chief executive officer, the board considered the company's strategic initiatives, Mr. Monty Bennett's expertise in the hospitality industry, which he has developed over the last 20 years, and the company's superior performance, as evidenced by total stockholder return, during Mr. Bennett's tenure as chief executive officer.

        The combined role of chairman and chief executive officer is both counterbalanced and enhanced by an independent director serving as the lead director, strong and active independent directors comprising more than two-thirds of our board, our fully-independent committees and our corporate governance policies. Our board believes that combining the roles of chairman and chief executive officer is beneficial because it allows a single person to provide clear and unambiguous leadership and serve as an effective and efficient bridge between the board and management.

        The board has recognized the potential conflicts of interest that could arise by having the same person serve as chairman of the board and chief executive officer and has taken the additional steps necessary to strengthen the board leadership structure by amending the corporate governance guidelines in 2013 to, among other things, provide the lead director with the specific duties and responsibilities outlined above. To further minimize the potential for future conflicts of interests the board must maintain a two-thirds majority of independent directors at all times and must also comply with each of the following existing policies to mitigate potential conflicts of interest:

  •
  Our board of directors must hold at least two regularly scheduled meetings per year for the non-management directors, at least one of which must include only independent directors. At these meetings, the independent/non-management directors review strategic issues for consideration by the full board of directors, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines. These meetings also serve as the forum for the annual evaluation of the performance of the chief executive officer, the annual review of the chief executive officer's plan for management succession and the annual evaluation of the performance of the board. Dr. Ansell presides at the meetings of non-management directors as lead director.

  •
  Our charter and advisory agreement each contain a requirement that any transaction or agreement involving us, our wholly-owned subsidiaries or our operating partnership and a director or officer or an affiliate of any director or officer will require the approval of a majority of the disinterested directors.

  •
  Our board adopted a policy at the time of our initial public offering that requires all approvals, consents, waivers, enforcement actions and decisions related to the management agreement with Remington Lodging & Hospitality, LLC be approved by a majority of the independent directors.

        Our charter provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent board that provides balance to the chief executive officer and chairman positions and ensures independent director input and control over matters involving potential conflicts of interest.

        The board believes the current leadership structure of the company with Mr. Bennett serving as both chief executive officer and chairman provides a very well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.

Board Oversight of Risk

        Ultimately, the full board of directors has responsibility for risk oversight, but our committees help oversee risk in areas over which they have responsibility. The board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the company's business strategy. Our board of directors receives regular updates related to various risks for both our company and our industry. The audit committee receives and discusses reports regularly from members of management who are involved in the risk assessment and risk management functions on a daily basis and reports its analysis to the full board on a quarterly basis.

Compensation Risk

        On November 12, 2014, the company completed a spin-off of Ashford Inc.'s common stock, and in connection with this transaction, Ashford Inc. became the advisor to the company. Ashford Inc., through its subsidiary Ashford Hospitality Advisors LLC ("Ashford LLC"), manages the day-to-day operations of the company and its affiliates in exchange for an advisory fee. While the company does continue to have executive officers, it has no employees. Prior to the spin-off, the compensation committee annually reviewed, with the assistance of the chief executive officer, the overall structure of the company's compensation program and policies to ensure consistency with effective management of enterprise key risks and that they did not encourage executives to take unnecessary or excessive risks that could threaten the value of the enterprise. With respect to the compensation programs and policies that applied to our named executive officers, this review historically included:

  •
  analysis of how different elements of compensation increased or mitigated risk-taking;

  •
  analysis of performance metrics that served as the basis for short-term and long-term incentive programs and the relation of such incentives to the company's business objectives or the objectives related to a particular investment;

  •
  analysis of whether the performance measurement periods for short-term and long-term incentive compensation were appropriate;

  •
  analysis of the overall structure of compensation programs as related to business risks; and

  •
  an annual review of the named executive officers' share ownership levels and retention practices.

        Following the spin-off, the named executive officers (as well as employees of our advisor) continue to be eligible to receive equity awards, and the compensation committee will continue to annually review the named executive officers' share ownership levels and retention practices. The compensation committee believes that management's significant stock ownership levels help minimize the likelihood of unnecessary or excessive risk-taking.

        Based on this review, we believe, for the period prior to the spin-off, the company's well-balanced mix of salary and short-term and long-term incentives was appropriate and consistent with the company's risk management practices and overall strategies. We also reviewed incentive plans generally available to all employees and concluded that such plans did not encourage employees to take unnecessary or excessive risks that could threaten the value of the enterprise. Furthermore, the compensation committee has full discretion to evaluate the company's performance in the context of quantitative and qualitative risk management objectives and determine or reduce incentive awards accordingly.

EXECUTIVE OFFICERS

        The following table shows the names and ages of each of our current executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

	Age	Title
Monty J. Bennett	49	Chief Executive Officer
Douglas A. Kessler	54	President
David A. Brooks	55	Chief Operating Officer, General Counsel and Secretary
Deric S. Eubanks	39	Chief Financial Officer and Treasurer
Jeremy Welter	38	Executive Vice President, Asset Management
Mark L. Nunneley	57	Chief Accounting Officer

        For a description of the business experience of Mr. Monty Bennett, see the "Election of Directors" section of this proxy statement.

        Douglas A. Kessler has served as our President since January 2009 and served on our board of directors from January 2013 until November 2013. Mr. Kessler is also the President and a director of Ashford Prime, positions he has held since April 2013, and President of Ashford Inc., a position he has held since April 2013. Prior to being appointed President of our company, Mr. Kessler served as our Chief Operating Officer and Head of Acquisitions beginning in May 2003. Mr. Kessler has spearheaded numerous key initiatives while at Ashford Trust and has been responsible for several billion dollars of capital transactions along with the growth of the company's asset base to in excess of $4 billion. From July 2002 until August 2003, Mr. Kessler also served as the managing director/chief investment officer of Remington Hotel Corporation.

        Prior to joining Remington Hotel Corporation in 2002, Mr. Kessler was employed by Goldman Sachs' Whitehall Real Estate Funds, from 1993 to 2002, where he assisted in the management of more than $11 billion of real estate (including $6 billion of hospitality investments) involving over 20 operating partner platforms worldwide. During his nine years at Whitehall, Mr. Kessler served on the boards or executive committees of several lodging companies, including Westin Hotels and Resorts and Strategic Hotel Capital. Mr. Kessler has diverse real estate experience totaling nearly 30 years and is a member of Urban Land Institute's Hotel Council and is a frequent speaker and panelist at lodging industry conferences including International Hotel Investment Forum, Americas Lodging Investment Summit and the NYU Lodging Conference.

        Mr. Kessler has a Master's degree in Business Administration and a Bachelor of Arts degree from Stanford University.

        David A. Brooks has served as our Chief Operating Officer, General Counsel and Secretary since January 2009. He has also served as the Chief Operating Officer, General Counsel and Secretary for Ashford Prime since April 2013 and for Ashford Inc. since April 2014. Prior to assuming his current role with the company, Mr. Brooks served as our Chief Legal Officer, Head of Transactions and Secretary from August 2003 to January 2009. Prior to that, he served as Executive Vice President and General Counsel for Remington Hotel Corporation and Ashford Financial Corporation, an affiliate of ours, from January 1992 until August 2003, where he co-led the formation of numerous investment partnerships, negotiated and closed approximately $1 billion in asset acquisitions and asset managed nearly $750 million in non-performing hospitality loans. Prior to joining Remington Hotel Corporation, Mr. Brooks served as a partner with the law firm of Sheinfeld, Maley & Kay.

        Mr. Brooks earned his Bachelor of Business Administration in Accounting from the University of North Texas in 1981, his Juris Doctor from the University of Houston Law Center in 1984 and became licensed as a CPA in the State of Texas in 1984 (currently non-practicing status).

        Deric S. Eubanks has served as our Chief Financial Officer and Treasurer since June 2014 and has served in that capacity for Ashford LLC and Ashford Prime since June 2014. Prior to serving as Chief Financial Officer and Treasurer, Mr. Eubanks served as our Senior Vice PresidentFinance from September 2011 to June 2014 and in that capacity for Ashford LLC and Ashford Prime from April 2013 to June 2014. In his role as Chief Financial Officer and Treasurer, Mr. Eubanks is responsible for assisting our Chief Executive Officer with all corporate finance and financial reporting initiatives and capital market activities including equity raises, debt financings and loan modifications. He also oversees Investor Relations and is responsible for overseeing and executing our hedging strategies. Prior to his role as Senior Vice President Finance, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans and other debt securities. Mr. Eubanks has been with us since our initial public offering in August of 2003. Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conferences and industry round tables. Before joining our company, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.

        Mr. Eubanks earned a BBA from Southern Methodist University and is a CFA charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

        Jeremy Welter has served as our Executive Vice President, Asset Management since March 2011. He has also served in that capacity for Ashford Inc. since April 2014 and for Ashford LLC and Ashford Prime since April 2013. He oversees a $4 billion portfolio of 122 hotels. From August 2005 until December 2010, Mr. Welter was employed by Remington Hotels, LP in various capacities, most recently serving as its Chief Financial Officer. He is a current member of Marriott's Owner Advisor Council. From July 2000 through July 2005, Mr. Welter was an investment banker at Stephens, where he worked on mergers and acquisitions, public and private equity and debt, capital raises, company valuations, fairness opinions and recapitalizations. Before working at Stephens, Mr. Welter was part of Bank of America's Global Corporate Investment Banking group. Mr. Welter is a frequent speaker and panelist for various lodging investment and development conferences, including the NYU Lodging Conference.

        Mr. Welter earned his Bachelor of Science in Business Administration in Economics from Oklahoma State University, where he served as student body president and graduated summa cum laude.

        Mark L. Nunneley has served as our Chief Accounting Officer since May 2003 and has served in that capacity for Ashford Inc. since April 2014 and for Ashford LLC and Ashford Prime since April 2013. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Hotel Corporation. He previously served as a tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche. Mr. Nunneley is a certified public accountant (CPA) in the State of Texas and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of CPAs.

        Mr. Nunneley holds a Bachelor of Science degree in Business Administration from Pepperdine University and a Master of Science in Accounting from the University of Houston.

 SIGNIFICANT EMPLOYEES

        The following employees are not executive officers but do make significant contributions to our business:

        J. Robison Hays III has served as our Senior Vice President—Corporate Finance and Strategy since 2010 and has been with our company since 2005. He has also served as Senior Vice President—Corporate Finance and Strategy for Ashford LLC and Ashford Prime since April 2013 and as Chief Strategy Officer of Ashford Inc. since 2014. Mr. Hays also serves on the Investment Committee and as Chief Investment Officer of Ashford Investment Management, LLC, an indirect subsidiary of Ashford Inc. Mr. Hays is responsible for the formation and execution of our strategic initiatives, working closely with our Chief Executive Officer. He also oversees all financial analysis as it relates to the corporate model, including acquisitions, divestitures, refinancings, hedging, capital market transactions and major capital outlays. Prior to 2013, in addition to his other responsibilities, Mr. Hays was in charge of our investor relations group. Mr. Hays is a frequent speaker at industry and Wall Street investor conferences. Prior to joining our company, Mr. Hays worked in the Corporate Development office of Dresser, Inc., a Dallas-based oil field service and manufacturing company, where he focused on mergers, acquisitions and strategic direction. Before working at Dresser, Mr. Hays was a member of the Merrill Lynch Global Power & Energy Investment Banking Group based in Texas.

COMPENSATION DISCUSSION & ANALYSIS

Effect of Ashford Inc. Spin-Off

        In November 2014, we completed a spin-off of a subsidiary, Ashford Inc., in order to separate our asset management and advisory business from our hospitality investment business. Prior to the spin-off, all of our employees were employees of our subsidiary Ashford LLC. In connection with the spin-off, Ashford LLC became a subsidiary of Ashford Inc., a separate publicly-traded company. Ashford Inc., through its subsidiary Ashford LLC (collectively, our "advisor"), manages the day-to-day operation of our company and our affiliates in exchange for an advisory fee. While we continue to have executive officers, we no longer have any employees. We paid all cash compensation for our prior employees, including our executive officers, for all periods during 2014 up until November 12, 2014, the date of the spin-off. Ashford Inc. paid all cash compensation to such employees, including our officers, payable on and after November 12, 2014. Following the spin-off, our named executive officers (as well as employees of our advisor) continue to be eligible to receive equity awards under our equity incentive plan. We do not provide any other compensation or employee benefit plans for our named executive officers.

        The following is a discussion and analysis of compensation arrangements of our named executive officers (including our chief executive officer, chief financial officer, and the three other most highly compensated executive officers appearing in the Summary Compensation Table) in 2014, whether such compensation was paid by us or by our advisor. This discussion should be read together with the compensation tables and related disclosures set forth elsewhere in this proxy statement.

Business Strategy

        We are a real estate investment trust, or "REIT," listed on the NYSE (symbol: AHT) that invests in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States other than hotels in gateway markets with revenue available per room, or "RevPAR," in excess of twice the national average. Until we spun off Ashford Inc. on November 12, 2014, we were a self-administered and managed REIT. After the spin-off, we became an externally administered and managed REIT with Ashford Inc. acting as our advisor. We implement multiple strategies to create stockholder value as measured by total shareholder returns, including stock price appreciation and dividends. The three key strategies involve: (i) investment growth; (ii) portfolio management; and (iii) platform creation.

        To maximize shareholder returns from investment growth, we seek to acquire or invest in assets that meet strategic investment goals and that provide long term shareholder accretion. Our investment growth is based upon meeting targeted returns, utilizing market research, carefully underwriting, and evaluating the transaction's overall contribution to the existing portfolio. Each investment is evaluated on its relative expected contribution to our hotel portfolio in terms of total return, volatility, financeability, product type or brand, asset quality, location, and diversification. To maintain investment focus, we target hotel assets with RevPAR of less than two-times the U.S. national average. We will consider direct investments as well as joint ventures. By location, the investment profile includes hotels in primary, secondary and tertiary markets. Asset classes include most of the major branded full and select service hotels along with independent hotels. In addition to direct hotel ownership, we may invest in hotel debt as well as securities. Additionally, prior to the completion of the Ashford Inc. spin-off on November 12, 2014, we received a fee based income stream from the services provided by our now former subsidiary, Ashford LLC, for its role in acting as advisor to Ashford Prime.

        Our portfolio management efforts seek to maximize shareholder returns, while minimizing risk. Through pro-active asset management, we seek to enhance value at the property level with a focus on revenue strategies, expense controls, asset positioning, and capital expenditures. Our goal is to maximize growth from internal asset performance. Moreover, the dynamic portfolio management strategies implement finance and capital recycling initiatives that monitor and optimize our capital structure. We sell assets and redeploy capital based upon opportunities. In addition, our finance strategy generally follows a non-recourse debt approach that seeks to utilize high property level debt in conjunction with high corporate cash liquidity.

        The platform creation strategy incubates potential stand alone companies. The goal is to determine the viability of stand alone businesses where the combined value of the separate businesses exceeds that of maintaining the operations as a part of the whole company. The goal is to provide shareholders with alternative investments in different lodging related asset classes with alternative costs of capital, return and risk profiles. The spin-off of Ashford Prime and Ashford Inc. are examples of our platform creation strategy.

        The combination of our investment, asset management, and platform strategies seek to maximize long term shareholder returns throughout all lodging cycles while also reducing performance risk.

Company Performance and 2014 Pay Decisions

        During 2014, the company had a strong financial performance, and management substantially met or exceeded the 2014 business objectives set by the board. In evaluating performance for 2014, the compensation committee considered both our results and those of Ashford Inc., recognizing that the spin-off occurred late in the year and that the executives of our company remain accountable for the results of Ashford Inc. through the advisory agreement (the "Advisory Agreement") with Ashford Inc. The following are highlights of the company's outstanding performance in 2014:

  •
  We achieved AFFO per share of $1.05 in 2014, which exceeded our budget;

  •
  We achieved one-year TSR (total stockholder return, including stock appreciation and dividend reinvestment) of 40.0%; three-year TSR of 137.1%; and five-year TSR of 326.7%;

  •
  We achieved EBITDA flows of 48.6% for our properties;

  •
  We achieved NOI flows of 43.3% on our properties;

  •
  We achieved RevPAR growth of 10.2% for our hotels not under renovation;

  •
  Ashford Investment Management produced a net return of 18.4% during 2014 with volatility of 6.9% and a sharpe ratio above 2.0 on a portion of our assets that they invest on our behalf in liquid securities. This return outperformed the S&P 500 by 35.3% and the HFRI Equity Hedge Index by 368.9% and resulted in a gain of $6.4 million to the company; and

  •
  We successfully completed the spin-off of Ashford Inc. to our stockholders, with its stock closing up 68% (as of December 31, 2014).

        Our 2014 results continue to build on multi-year strategies that successfully brought the company through a severe and sustained industry downturn. As the lodging industry has gained momentum during the economic recovery, the company is well-positioned for continued growth due to the ability of our management team to anticipate and capitalize on market shifts. Over the past several years, highlights of the company's superior performance include:

  •
  We created over $760 million of stockholder value via our interest rate swap, preferred stock buy-backs, common stock buy-backs and flooridor strategies;

  •
  We have the best overall operating performance of all hotel REITs over the past eight years when combining RevPAR growth, EBITDA margin change, EBITDA percentage change, and EBITDA flows;

  •
  Our dividend coverage was an exceptional 2.2 times for 2014; and

  •
  We outperformed our hotel REIT peer average in total stockholder returns on a trailing 1-, 3-, 4-, 5-, 6-, 7-, 8-, 9- , 10 and 11 year basis.

        In addition, during 2014, we completed the spin-off of our asset-management business through a taxable pro rata distribution of common stock of Ashford Inc.

        Based on a review of the significant achievements noted above and additional discussion, the compensation committee determined that all objectives were substantially met or exceeded, especially those related to relative TSR performance, EBITDA margins and EBITDA flows as shown in the charts below:

        Our compensation philosophy is to make all pay decisions following the end of our fiscal year based on the performance of the prior year and over the longer term. As a result, equity based awards reflected in our summary compensation table reflect compensation for prior year performance. Throughout this Compensation Discussion & Analysis section, we provide a discussion of pay decisions made in early 2015 as they reflect 2014 performance. In the Compensation Discussion & Analysis section of our proxy statement for the 2014 annual meeting of our stockholders, which was filed with the SEC on April 14, 2014, we provided a discussion of pay decisions made in early 2014 as they reflected 2013 performance.

        Given Ashford's performance, together with consideration given to the increase in total shareholder return during 2014, the following compensation decisions were made with respect to 2014 (each of which is discussed in detail under the heading "Elements of Compensation" below):

  •
  Based on the company's outstanding financial and strategic performance, the annual cash bonuses paid for 2014 were earned at 100% of the maximum, as discussed below; and

  •
  The total value of equity awards granted in 2015 (with respect to 2014 performance) were increased from the 2013 equity award grants (with respect to 2012 performance).

        These decisions resulted in an average increase in total compensation of our named executive officers, exclusive of Mr. Jeremy Welter and Mr. Deric Eubanks, of 9.4%. In 2014 we increased Mr. Jeremy Welter's total compensation by 72.2% over 2013 largely as a result of and in recognition of his successful implementation of key asset management strategies and initiatives, the success of which were not readily determinable in 2013. Additionally, in 2014 we increased Mr. Deric Eubanks total compensation by 86.5% over 2013 due in large part to Mr. Eubanks being promoted to become our Chief Financial Officer and Treasurer in 2014. These decisions underscore the committee's philosophy of aligning the pay of our executives with our performance.

        While the 2014 total compensation amount presented in the Summary Compensation Table includes equity awards made in 2014, as required by the SEC's rules and regulations, the compensation committee considers actual total compensation for 2014 for each executive to be the aggregate of such executive's 2014 base salary, annual bonus (corresponding to 2014 performance) and the grant date value of 2015 incentive equity awards (corresponding to 2014 performance). Using this approach, the total actual compensation for each of the named executive officers serving at the end of 2014, for the three years ended December 31, 2014, as analyzed by the compensation committee is as follows:

Name and Principal Position	Year	Salary(1)	Bonus(1)	Equity Based Awards(2)	Actual Total Compensation
Monty J. Bennett	2014	$800,000	$1,600,000	$4,500,000	$6,900,000
Chief Executive Officer	2013	800,000	1,600,000	3,981,934	6,381,934
	2012	700,000	1,400,000	1,756,500	3,856,500
David J. Kimichik(3)	2014	$679,478	—	$1,194,579	$1,874,057
Chief Financial Officer	2013	425,000	382,500	1,756,500	2,564,000
	2012	375,000	337,500	1,167,750	1,880,250
Deric S. Eubanks(3)	2014	$282,205	$203,000	$750,000	$1,235,205
Chief Financial Officer,
Treasurer
Douglas A. Kessler	2014	$625,000	$937,500	$2,700,000	$4,262,500
President	2013	625,000	937,500	2,199,996	3,762,496
	2012	550,000	825,000	2,927,500	4,302,500
David A. Brooks	2014	$475,000	$593,750	$2,000,000	$3,068,750
Chief Operating Officer	2013	475,000	593,750	1,791,874	2,860,624
	2012	425,000	531,250	2,576,200	3,532,450
Jeremy Welter	2014	$425,000	$382,500	$1,500,000	$2,307,500
Executive Vice President,	2013	425,000	297,500	617,400	1,339,900
Asset Management	2012	350,000	315,000	1,756,500	2,421,500

(1)
For 2014, we paid 7/8 of total cash compensation (for the period from January 1, 2014 up to the spin-off of Ashford Trust on November 12, 2014), and Ashford Inc. paid 1/8 of the total cash compensation (for the period from the spin-off of Ashford Trust on November 12, 2014 through December 31, 2014).

(2)
Represents the grant date fair value of equity awards that correspond to performance for the year indicated, some or all of which may have been granted after the end of the related fiscal year.

(2)
Mr. Kimichik resigned as our Chief Financial Officer effective June 13, 2014, and was replaced by Mr. Eubanks effective June 14, 2014. Prior to being appointed our Chief Financial Officer, Mr. Eubanks had been serving as our Senior Vice President-Finance since June 2011.

Say on Pay

        In 2014, shareholders were presented with an advisory vote to approve executive compensation which was approved by approximately 89.6% of the votes cast on the proposal. These results continue to demonstrate shareholder support for Ashford's overall executive compensation objectives and decisions. The compensation committee takes into account the outcome of our annual say-on-pay vote when considering future executive compensation arrangements and potential changes to the executive compensation program. No changes were made in 2014 in response to the Say on Pay vote.

Corporate Governance

        The committee also believes that solid corporate governance should be reinforced through our compensation programs. The following policies support that position:

  •
  In 2012, we adopted a new compensation clawback policy to recover incentives paid following a material restatement of our financial results in circumstances where our executives were deemed responsible for such restatement.

  •
  In 2012, we also reviewed and revised our compensation peer group for collecting data on competitive compensation practices to more appropriately reflect our size and scope to be used in future compensation decisions.

  •
  In 2011, we amended our executives' employment agreements to eliminate any requirement or obligation of the company to provide a gross-up payment to cover excise tax imposed on the applicable executive pursuant to Section 4999 of the Internal Revenue Code of 1986 or to reimburse the executive if any such tax is imposed.

  •
  We have historically sought to balance our compensation program, with the majority of our executive compensation opportunity focused on long-term results and equity-based awards.

  •
  We have historically offered our executive officers the same benefits as other employees and have a very limited perquisite program.

  •
  We do not maintain SERPs or other forms of extraordinary retirement programs for our executives.

  •
  We have adopted formal stock ownership guidelines for our non-employee directors (common stock in excess of three times annual board cash retainer), our chief executive officer (common stock in excess of six times base salary), our president (common stock in excess of four times base salary) and our other executive officers (common stock in excess of three times base salary).

  •
  We maintain a policy that prohibits our directors and employees, including our executive officers, from holding company securities in a margin account or pledging company securities as collateral for a loan without the prior approval of our general counsel. Our policy also prohibits our directors and employees, including our executive officers, from engaging in any short-term, speculative securities transactions involving company securities.

  •
  The compensation committee has historically engaged an independent compensation consultant that does not provide any services to management and that had no prior relationship with management prior to the engagement.

  •
  We have implemented a strong risk management program, which includes our compensation committee's oversight of the ongoing evaluation of the relationship between our compensation programs and risk.

Compensation Objectives & Philosophy

        We believe that the compensation paid to our executive officers should be reflective of the overall performance of our company on both a short-term and a long-term basis. The cumulative compensation packages we offer should reward past successes as well as motivate and retain the executives needed to maximize the creation of long-term stockholder value in a competitive environment. Most of our management team has been working together for over 20 years, and the company believes that the synergies among the management team, along with their cumulative knowledge and breadth of experience, were key factors in the company's growth since its inception.

        The compensation committee believes that the uniqueness of our business, our strategic direction and the required caliber of employees needed to execute our business strategy at different points in the cycle require that each element of compensation be determined giving due consideration to each of the following factors:

  •
  overall company performance;

  •
  responsibilities within our company;

  •
  contributions toward executing our business strategy;

  •
  completion of individual business objectives;

  •
  a balanced approach to risk and reward; and

  •
  competitive market information, as available.

        Our compensation committee believes that each of the above factors is important when determining our executives' individual compensation levels, but no specific weighting or formula regarding such factors is used in determining compensation. The compensation committee also considers the company's philosophy of prudently managing investment and enterprise risk in determining the appropriate balance of performance measures and the mix of compensation elements.

Role of the Compensation Committee

        Compensation for our executive officers is administered under the direction of our compensation committee. In its role as the administrator of our compensation programs, our compensation committee recommends the compensation of our named executive officers to the board, on the basis of recommendations of the chief executive officer, with the independent members of the board ultimately approving all executive compensation decisions. A full description of the compensation committee's roles and responsibilities can be found in its charter which is posted to our website at www.ahtreit.com.

        Our compensation committee has the authority to retain independent advisors to assist the committee in fulfilling its responsibilities. During 2013, 2014, and early 2015 our compensation committee retained the services of Semler Brossy Consulting Group ("Semler Brossy"), an independent compensation consulting firm, to support its decision-making on executive pay practices. Semler Brossy completed an independent review of our compensation practices and programs in early 2013 and recommended the changes discussed above. In addition, Semler Brossy provided advice and guidance with respect to the early 2013 compensation decisions based on 2012 performance and the early 2014 compensation decisions based on 2013 performance. This included providing an assessment of competitive pay practices in the hospitality and REIT industries as described in more detail below. Semler Brossy has not performed any services other than executive and director compensation services for the company and performed its services only on behalf of, and at the direction of, the compensation committee. Our compensation committee has reviewed the independence of Semler Brossy in light of SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Semler Brossy is independent from the company and has no conflicts of interest relating to its engagement by our compensation committee.

Interaction with Management

        Our compensation committee regularly meets in executive sessions without management present. Executives generally are not present during compensation committee meetings, except, when requested, our chief executive officer does attend all or part of certain compensation committee meetings. Our chief executive officer, considering each of the performance factors outlined above under "Overview—Company Performance and 2014 Pay Decisions," annually reviews the compensation for each named executive officer and makes recommendations to our compensation committee regarding any proposed adjustments. Recommendations, if any, for interim modifications to salaries are also based on the factors outlined above and are made by the chief executive officer to the compensation committee. Final compensation decisions are ultimately made in the sole discretion of the compensation committee and approved by the independent directors of the board.

Review of Market Data for Peer Companies

        Compensation levels for our named executive officers are determined based on a number of factors, including a periodic review of the compensation levels in the marketplace for similar positions. In 2014, the compensation committee, with the assistance of our compensation consultant, undertook such a review of competitive total compensation compared to market.

        Competitive pay data is used for reference only to gauge the marketplace for executive compensation in our industry. The compensation committee does not establish a specific target percentile of market for our executives and generally seeks to provide the compensation levels needed to retain our exceptional executive team and reward appropriately for performance.

        The specific peers used to assess competitive pay practices include other hospitality REITs. In addition, on the advice of Semler Brossy, we also compare our compensation to a broader selection of retail, diversified, and office REITs, in recognition of the fact that we have historically been one of the largest hospitality REITs, and this broader market assessment helps to assess other companies of our size.

        The hospitality REITs included in our assessment of competitive pay practices include:

Chatham Lodging Trust	Pebblebrook Hotel Trust
Chesapeake Lodging Trust	RLJ Lodging Trust
DiamondRock Hospitality Company	Ryman Hospitality Properties
FelCor Lodging Trust	Strategic Hotels & Resorts
Hersha Hospitality Trust	Summit Hotel Properties
LaSalle Hotel Properties	Sunstone Hotel Investors

        The compensation committee also assessed the pay practices of these hospitality REITs in evaluating 2015 pay decisions for 2014 performance.

        The broader market REITs included in the 2014 total compensation assessment included:

Brandywine Realty Trust	Kimco Realty Corporation
BRE Properties	Liberty Property Trust
CBL & Associates	Macerich Company
DDR Corp	Mack-Cali Realty Corporation
Duke Realty Corporation	Piedmont Office Realty Trust
Equity One	Regency Centeres
Federal Realty Investment Trust	Taubman Centers
Highwoods Properties	Weingarten Realty Investors

        These broader REITs were not included in the 2015 review of actual pay as the committee believes the hospitality REITs are a better comparison when evaluating pay relative to performance.

        In the 2013 assessment of peers, we also included Realty Income, Retail Properties of America and Pennsylvania REIT and excluded BRE and Equity One. These changes were made based on year-over-year changes in assets and revenues among the peers to better reflect our size and scope.

Other Considerations

        The compensation committee also considers the unique role that each of the named executive officers of the company holds. Specifically, each of our named executive officers performs duties that are traditionally assigned to multiple senior officers in competitive companies. The president, by way of example is charged with capital markets activities and is also responsible for securing our investments and for identifying opportunities for joint ventures or other business partnerships as well as being the lead contact for company financing activities. The chief operating officer is also the general counsel and has the mandate to negotiate the terms of, and close, all acquisition and disposition transactions, capital market transactions and equity and debt financings. In addition, he is charged with supervising the legal department, monitoring corporate governance and performing the normal duties associated with the office of the corporate secretary. The company's unusual division of responsibilities has created a cohesive and extremely streamlined management system, which enables the company to operate with a smaller staff of senior executives, including the named executive officers, than would be expected of a company of our size and structure. The compensation committee recognizes that these other factors must be considered in setting compensation for each named executive officer.

        Together with its consideration of the unique roles of each named executive officer, the compensation committee also considers the time commitment of the chief executive officer to the company in relation to his executive duties at Remington Holdings, LP and its affiliates. Based on its review, the compensation committee has determined that those business activities are generally beneficial to the company and, in accordance with the chief executive officer's employment agreement, do not materially interfere with his duties to the company. Therefore, the committee follows a compensation philosophy for the chief executive officer that is comparable with the philosophy for the other named executive officers.

        In recognition of the fact that the spin-off of Ashford Inc. was only effective for the last 50 days of the year, the compensation committee assessed performance for 2014 and determined pay actions for the combined companies. We paid the pro rata portion of the total cash compensation determined appropriate by our compensation committee, applicable to the period during 2014 prior to the spin-off. Our compensation committee will share its analysis with the compensation committee of Ashford Inc. to assist Ashford Inc. in making a determination with respect to the pro rata portion of total cash compensation applicable to the period following the spin-off.

Elements of Compensation

        In 2014, the primary elements of our executive compensation packages included: (i) base salaries; (ii) annual bonuses; (iii) restricted equity awards and LTIPs; and (iv) other executive programs and benefits. Each element is described in more detail below.

        Base Salaries.    The base salaries of our named executive officers are reviewed on an annual basis, although changes are only made periodically, consistent with the company's emphasis on compensation that more closely align pay and performance. Any increases to the base salaries of the executive officers are based on a subjective evaluation of such factors as the level of responsibility, individual performance, level of pay of the executive in question and other similarly situated executives. As a result of the spin-off of Ashford Inc., we will no longer pay any base salaries; however, as noted above, we paid a portion of the base salaries in 2014.

        Annual Bonuses.    The compensation committee has historically reviewed and recommended annual bonuses for executive officers in the first quarter of the fiscal year following the fiscal year with respect to which such bonuses are earned. The employment agreements of each of the executive officers include a targeted bonus range for such executive officer. Annual bonus ranges are expressed as a percentage of base salary. Although the targeted range for each executive is set forth in an employment agreement, the compensation committee has reserved the right to utilize its discretion to either pay a bonus above or below the targeted range based on a subjective evaluation of the executive's individual performance and responsibilities. The following table sets forth the target bonus range and the actual bonus for each executive officer paid in 2015 with respect to 2014 performance:

Name	Target Bonus Range (% of base salary)	2014 Actual Bonus, as a % of base salary(1)
Monty J. Bennett	75% - 200%	200%
Deric S. Eubanks	30% - 90%	72%
Douglas A. Kessler	50% - 150%	150%
David A. Brooks	40% - 125%	125%
Jeremy Welter	30% - 90%	90%

(1)
Reflects bonus earned for 2014 performance which was paid in March 2015. As noted above under "Company Performance and 2014 Pay Decisions."

        In setting the target annual bonus range for each named executive officer, the compensation committee maintained its philosophy of favoring an emphasis on long-term incentive awards to create an ownership culture and provide an upside opportunity in reward for superior performance. If performance falls below acceptable levels, the compensation committee intends that the value of long-term incentive awards would also decline, with the potential for zero awards in the event of poor performance.

        The performance goals and objectives under the company's annual incentive plan are developed annually by senior management and reviewed and approved by our board of directors. These objectives have historically included annual operating goals, as well as growth objectives designed to improve key performance metrics of EBITDA and AFFO (as defined below) per share, as well as to encourage the expansion, as appropriate, of the company's investment portfolio of hotels, mezzanine loans and other lodging-related investments in a reasonable and sound business manner, giving effect to the current market conditions and economic outlook.

        While there is no specific formula or weighting assigned to any one of these factors for the annual bonus award for 2014, the compensation committee carefully analyzed each of these factors in making its recommendations with respect to appropriate levels of annual and long-term compensation and intends to do so going forward with respect to long-term incentive awards. For 2014, the compensation committee determined that management had substantially met or exceeded nearly all of the goals established for the year, including:

2014 Business Objectives	Performance Results
1-year, 3-year and 5-year total shareholder return performance in top half of peers	1-year rank: 6th of 14
3-year rank: 7th of 14
5-year rank: 2nd of 10
Achieve budgeted AFFO per share	2014 AFFO per share of $1.05 as compared to budget of $0.75
Achieve 35% NOI flows and outperform peer group average EBITDA flows	2014 NOI flows of 43.3%; EBITDA flows of 48.6% as compared to peer average of 52.5% exceeded peer average in hotel EBITDA flows for 7 of the past 8 years
Achieve RevPAR yield growth that beats competitive sets	10.2% for all hotels not under renovation as compared to 8.5% for competitive sets for our hotels
Hold at least 150 meetings with investors & analysts	344 meetings held
Stay within credit facility covenants	Achieved
Pursue proactive risk management strategies and build up cash balance to range of 20% - 25% of market cap if feasible	Excess corporate cash balance of $308 million, or 27% of market cap as of January 8, 2015
Investment fund to execute on third party capital raise and successfully launch fund of at least $75 million	Determined this objective was deferred during the year as a result of the company's decision to focus efforts on other strategies and initiatives
Spin-out asset management arm of Ashford to shareholders

Completed spin-off of Ashford Inc. on November 12, 2014

Shareholders received one share of Ashford Inc. for every 87 of our shares held

30% of Ashford Inc. common stock is held by us

Ashford Inc. stock closed at $94.00 on December 31, 2014, up 68% from its opening price of $56.00

        The peer companies for purposes of the corporate performance review included: Chesapeake Lodging Trust, DiamondRock Hospitality Company, FelCor Lodging Trust, Hersha Hospitality Trust, Host Hotels & Resorts, LaSalle Hotel Properties, Pebblebrook Hotel Trust, RLJ Lodging Trust, Summit Hotel Properties and Sunstone Hotel Investors.

        While there is no specific formula or weighting assigned to any one of these factors for the annual bonus award, the compensation committee carefully analyzes each of these factors in making its recommendations with respect to appropriate levels of annual and long-term compensation.

        In determining individual bonuses, the compensation committee considered company and management performance achievements during 2014 as well as each executive's role in the company's outstanding performance. After evaluating each of these objectives and assessing the positive results achieved, the compensation committee awarded bonuses ranging from $203,000 to $1,600,000 to the named executive officers, as shown in the table below. Most of these levels reflect bonuses at the high end of the target bonus range of the employees.

	Stated Base Salary	Bonus(1)	Bonus as % of Stated Base Salary	Targeted Bonus Range	Bonus as % of High End of Targeted Bonus Range
Monty J. Bennett	$800,000	$1,600,000	200%	75 - 200%	100%
Douglas A. Kessler	625,000	937,500	150%	50 - 150%	100%
David A. Brooks	475,000	593,750	125%	40 - 125%	100%
Deric S. Eubanks(2)	330,000	203,000	72%	30 - 90%	68%
Jeremy Welter	425,000	382,500	90%	30 - 90%	100%

(1)
Reflects bonus earned for 2014 performance which was paid in March 2015. As noted above under "Company Performance and 2014 Pay Decisions."

(2)
Mr. Eubanks was appointed our Chief Financial Officer and Treasurer effective June 14, 2014, upon which date his stated base salary was increased to $330,000. Mr. Eubanks' bonus payment was calculated as 72% of his salary actually paid during the year ended December 31, 2014.

        Equity Awards.    Equity awards may be made under our stock incentive plan, which was most recently approved by our stockholders in 2014. The compensation committee believes that our named executive officers should have an ongoing stake in the long-term success of our business and that our named executive officers should have a considerable portion of their total compensation paid in the form of equity. This element of the total compensation program is intended to align our executives' interests with those of our stockholders through the granting of equity securities. While the plan allows our compensation committee to rely on any relevant factors in selecting the size and type of awards granted under the plan, in practice, the committee determines equity awards after the end of the fiscal year and at the same time as annual bonus payments are determined, considering many of the same company and individual performance factors as were used to determine the annual bonus. Prior equity compensation grants are not considered in setting future compensation levels.

        Given the dynamic and diversified nature of this company, the compensation committee has determined that time-based equity securities (vesting over a period of time generally commencing on the date of their issuance) are a prudent form of long-term compensation to supplement the total compensation package and promote equity ownership by executives.

        In keeping with its objective of emphasizing the important relationship between pay and performance, the compensation committee has determined that the size of annual equity awards will be determined based on its review and evaluation of company and individual executive accomplishments in three performance goal categories. The compensation committee has established specific weightings for each category as follows:

  •
  Total stockholder return (20% of award opportunity).  Total stockholder return (TSR) includes stock price appreciation and dividend reinvestment. One-year, three-year and five-year TSR are measured on an absolute basis and relative to the Standard & Poor's 500, as well as relative to various REIT industry indices that include some or all of the core peer companies. The committee determined that the established one-year, three-year and five-year TSR goals were exceeded. In particular, Ashford's one-year and three-year TSR for the period ended December 31, 2014 was 40.0% and 137.1%, respectively, as compared to the core peer group median of 36.4% and 122.27%, respectively, for the same period, and Ashford's five-year TSR for the period ended December 31, 2014 was 326.7%, which was the highest among the core peer group (median = 129.0%).

  •
  Adjusted funds from operations per share (40% of award opportunity).  Actual AFFO per share results are measured against our annual budget for AFFO per share, as approved and adjusted by the compensation committee and the board. The committee determined that this goal was exceeded. AFFO per share achievement at $1.05 compares favorably with an annual budget of $0.75 per share.

  •
  Non-financial goals (40% of award opportunity).  Each year, the compensation committee reviews the company's short- and long-term business plans and identifies non-financial goals and accomplishments that are critical to the company's success. These goals are frequently the same as those used to determine annual cash incentives, discussed above. While some non-financial goals may be measured numerically, many are subjective in nature. Examples of non-financial goals that the compensation committee considered in 2014 include completing the spin-off of Ashford Inc., holding over 300 meetings with investors and analysts, pursing proactive risk management strategies and building up the company's cash reserves. There is no specific formula or weighting assigned to each of the non-financial goals within this category and the compensation committee may select the same or different non-financial goals each year. The committee determined that all of these non-financial business goals were exceeded.

        Based on consideration of performance during 2014 and 2013 (the significant outcomes of which were discussed under "Annual Bonus" above), the compensation committee made equity grants in March 2015 and February 2014, respectively, to our named executive officers as follows:

Executive	February 2014 Equity Award for 2013 Performance	March 2015 Equity Award for 2014 Performance
Monty J. Bennett	361,337	478,969
Douglas A. Kessler	198,735	265,748
David A. Brooks	162,602	196,850
David J. Kimichik(1)	108,401	—
Deric S. Eubanks(1)	31,734	73,819
Jeremy Welter	60,000	159,656

(1)
Mr. Kimichik resigned as our Chief Financial Officer effective June 13, 2014, and was replaced by Mr. Eubanks effective June 14, 2014. Prior to being appointed our Chief Financial Officer, Mr. Eubanks had been serving as our Senior Vice President—Finance since June 2011.

        In determining the equity awards by individual, the compensation committee considered each individual's contributions toward the achievement of the stock performance, AFFO per share and non-financial goals described above. The average value of these equity awards were approximately 42% higher than the awards in 2014 made for 2013 performance. The average increase in equity awards for our named executive officers, exclusive of Mr. Jeremy Welter and Mr. Deric Eubanks, was 15.4%. In 2014 we increased Mr. Jeremy Welter's equity awards by 14.3% over 2013 largely as a result of and in recognition of his successful implementation of key asset management strategies and initiatives, the success of which were not readily determinable in 2013. Additionally, in 2014 we increased Mr. Deric Eubanks equity awards by 114.5% over 2013 due in large part to Mr. Eubanks being promoted to become our Chief Financial Officer and Treasurer in 2014.

        While our stock incentive plans allow for various types of awards, the compensation committee has elected to give our executive officers a choice of either receiving their equity awards in the form of restricted stock or long-term incentive partnership units, sometimes referred to as "LTIP units," or a combination of both. Our chairman and Mr. Welter elected to receive the March 2015 equity grants in the form of LTIP units. We will make distributions on the unvested LTIP units from the date of grant if and to the extent we make distributions on the common units of our operating partnership, which typically equal per share dividends paid on our common stock.

        LTIP units are a special class of partnership units in our operating partnership called long-term incentive partnership units. Grants of LTIP units are designed to offer executives the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under our stock incentive plans, reducing availability for other equity awards. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the treatment of time-vested restricted stock. The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units but can achieve such parity over time. At the time of the award, executives who receive LTIP units make a $0.05 capital contribution per LTIP unit. Upon the occurrence of certain corporate events, which are not performance related events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.

        Subject to satisfaction of the vesting requirements, which are based on continued employment, the LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when the company's stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement, for the operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of partnership interest. If a sale, or deemed sale as a result of a capital account revaluation occurs at a time when the operating partnership's assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached. Until and unless such economic parity is reached, the value that an executive will realize for vested LTIP units will be less than the value of an equal number of shares of our common stock.

        As of March 10, 2015, all of the LTIP units issued prior to 2015 have reached economic parity with the common units and have been converted to common units. None of the LTIP units issued in 2015 have achieved such parity.

        The compensation committee believes that offering LTIP units under our stock incentive plans continues to serve as a valuable compensation tool, as an alternative to our restricted stock program. One key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. As a result, executives may need to sell a portion of their vested shares to pay taxes on their restricted stock awards from prior years. Conversely, if an executive chooses to receive LTIP units rather than restricted stock, the executive would generally be taxed only when he chooses to liquidate his LTIP units, rather than at the time of vesting.

        Grants of equity-based awards have historically been made on the date of the compensation committee's meeting in the first quarter of the fiscal year following the fiscal year to which the grants relate. Similar to the process the compensation committee follows for determining annual bonus awards, grants of equity-based awards are based on a subjective review of the prior year's annual performance factors, including annual factors that reflect progress toward the company's mid- and long-term strategic initiatives. The value of the award is determined with respect to the closing price of our stock on the date of grant.

        We feel that the time-vesting nature of the equity grants furthers our goal of long-term retention of our executives, while the payment of dividends, if any, prior to vesting serves as a current incentive for the performance necessary to obtain the grants. Since the compensation committee generally aims to keep annual bonuses close to the pre-established target range, a strong relationship between total compensation and performance is predicated on wider variability in the value of equity grants. In determining grant levels by executive, the compensation committee also considers individual performance, a review of each executive's compensation level relative to that of the other executives, the impact of new grants on total stockholder dilution and the degree to which prior unvested awards continue to support the retention of key executive talent.

        Although we no longer pay any base salaries or annual bonuses following the spin-off of Ashford Inc., we do intend to grant our executives and the executives and employees of our advisor equity awards in the future, if and to the extent determined appropriate by our compensation committee.

Stock Ownership Guidelines

        Our corporate governance guidelines provide ownership guidelines for our directors as well as our executive officers. The guidelines state that each member of the board should hold an amount of our common stock having a value in excess of three times his annual board retainer fee (excluding any portion of the retainer fee representing additional compensation for being a committee chairman), and the chief executive officer should hold an amount of our common stock having a value in excess of six times his annual base salary. The guideline for our president is stock ownership of an amount of our common stock having a value in excess of four times his annual base salary and each other executive is required by our guidelines to hold common stock having a value in excess of three times his annual base salary. The guidelines provide that ownership of common units or LTIP units in our operating partnership constitute "common stock" for purposes of compliance with the guideline. Any future board member or executive officer or board member will be expected to achieve compliance within three years of being appointed or elected, as applicable. Currently, all of our board members and executive officers satisfy our stock ownership guidelines or are within the three-year ramp-up period for compliance.

        As a group, our named executive officers have demonstrated a commitment to the company through long tenure and significant equity ownership levels as a multiple of salary that are well in excess of market best practices.

Other Executive Programs and Benefits

        The executive officers are provided other programs or benefits on the same terms offered to all employees. We provided these benefits until the completion of the spin-off of Ashford Inc. in November 2014, after which our executive officers became employees of Ashford Inc., which now provides these benefits. These programs and benefits historically included:

  •
  a 401(k) plan under which we matched 50% of an eligible participant's contribution to the plan, up to 6% of such participant's base salary, subject to limitations imposed by the Internal Revenue Service;

  •
  an Employee Savings Incentive Plan, pursuant to which, if the employee did not participate in our 401(k) plan, we matched 25% of a participant's contribution, up to 10% of such participant's base salary; and

  •
  basic life and accidental death and dismemberment insurance in an amount of three times each executive's annual base salary, up to $150,000.

        Additionally, we implemented a deferred compensation plan in 2007, which allowed our executives and directors, at their election, to defer portions of their compensation. No deferrals were made in 2014.

        As a corporate matter, the company does not provide its executives with any executive perquisites other than (i) complimentary periodic lodging at its facilities, (ii) an annual comprehensive executive health evaluation performed by the UCLA Comprehensive Health Program, (iii) optional disability insurance not available to all employees and (iv) additional basic life insurance in an amount equal to $350,000, for which the premiums paid by the company on behalf of the named executive officers is less than $10,000 annually per executive.

Tax and Accounting Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes a publicly-held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to our chief executive officer or any of our other named executive officers with the exception of our chief financial officer. Certain performance-based compensation exceptions are available; however, our company is structured such that compensation is not paid and deducted by the corporation, but at the operating partnership level. The IRS has previously issued a private letter ruling holding that Section 162(m) does not apply to compensation paid to employees of a REIT's operating partnership. Consistent with that ruling, we have taken a position that compensation expense paid and incurred at the operating partnership level is not subject to the Section 162(m) limit. As such, the compensation committee does not believe that it is necessary to meet the requirements of the performance-based compensation exception to Section 162(m). As private letter rulings are applicable only for the taxpayer who obtains the ruling, and we have not obtained a private letter ruling addressing this issue, there can be no assurance that the IRS will not challenge our position that Section 162(m) does not apply to compensation paid at the operating partnership level. We also consider the accounting impact of all compensation paid to our executives, and equity awards are given special consideration pursuant to FASB ASC Topic 718.

Adjustment or Recovery of Awards

        Under the company's clawback policy that was adopted in 2012, if the company is required to prepare an accounting restatement due to the material noncompliance of the company with any financial reporting requirements, then the compensation committee, or, in the discretion of the board of directors, any other committee or body of the board of directors consisting only of independent directors, may require any Section 16 reporting officer, as well as any other officer holding the title of senior vice president or a more senior title whose job description includes the function of accounting or financial reporting (each, a "Covered Officer"), during the three-year period preceding the publication of the restated financial statement to reimburse the company for any annual cash bonus and long term equity incentive compensation earned during the prior three-year period in such amounts that the independent director committee determines to be in excess of the amount that such Covered Officer would have received had such compensation been calculated based on the financial results reported in the restated financial statement.

        The independent director committee may take into account any factors it deems reasonable, necessary and in the best interests of the company to remedy the misconduct and prevent its recurrence. In determining whether to seek recoupment of any previously paid excess compensation and how much to recoup from each Covered Officer, the independent director committee must consider the accountability of the applicable Covered Officer, any conclusion by the Independent Director Committee whether a Covered Officer engaged in wrongdoing, committed grossly negligent acts, omissions or engaged in willful misconduct, as well as any failure of the Covered Officer to report another person's grossly negligent acts, omissions or willful misconduct. In addition, if a Covered Officer engaged in intentional misconduct or violation of company policy that contributed to the award or payment of any annual cash bonus or long term equity incentive compensation to him or her that is greater than would have been paid or awarded in the absence of the misconduct or violation, the independent director committee may take other remedial and recovery action permitted by applicable law, as determined by such committee.

        Under the Dodd-Frank Act, there may be additional recoupment obligations required by the company. When final guidance is available as to these requirements, the company intends to modify its recoupment policies accordingly.

Hedging Policies

        Pursuant to our Code of Ethics, we maintain a policy on insider trading and compliance that prohibits our directors and employees, including our executive officers, from holding company securities in a margin account or pledging company securities as collateral for a loan without the prior approval of our general counsel. "Cashless exercises" of options are also required to receive prior approval of our general counsel. Our policy also prohibits our directors, officers, and employees from engaging in speculation with respect to company securities, and specifically prohibits our employees, including our executives, from engaging in any short-term, speculative securities transactions involving company securities, including in-and-out trading, engaging in short sales or "sales against the box," buying or selling put or call options, and engaging in hedging transactions.

COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed the compensation discussion and analysis disclosure with Ashford Hospitality Trust, Inc.'s management, and based on this review and discussion, the compensation committee has recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Benjamin J. Ansell, M.D., Chairman Thomas E. Callahan Kamal Jafarnia

 SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation paid to or earned by the chairman of the company's board of directors as well as the company's chief executive officer, chief financial officer and the company's three other most highly compensated executive officers in fiscal years 2014, 2013 and 2012 for services rendered in all capacities.

Name and Principal Position	Year	Salary	Bonus	Equity Based Awards(1)	Total
Monty J. Bennett	2014	$800,000	$1,600,000	$3,981,934	$6,381,934
Chief Executive Officer	2013	800,000	1,600,000	1,756,500	4,156,500
	2012	700,000	1,400,000	2,378,750	4,478,750
David J. Kimichik(2)	2014	679,478	—	1,194,579	1,874,057
Chief Financial Officer and Treasurer	2013	425,000	382,500	1,756,500	2,564,000
	2012	375,000	337,500	1,167,750	1,880,250
Deric S. Eubanks(2)	2014	282,205	203,000	351,925	834,913
Chief Financial Officer and Treasurer

Douglas A. Kessler	2014	625,000	937,500	2,199,996	3,762,496
President	2013	625,000	937,500	2,927,500	4,490,000
	2012	550,000	825,000	1,859,750	3,234,750
David A. Brooks	2014	475,000	593,750	1,791,874	2,860,624
Chief Operating Officer General Counsel	2013	475,000	593,750	2,576,200	3,644,950
and Secretary	2012	425,000	531,250	1,643,500	2,599,750

Jeremy Welter	2014	425,000	382,500	617,400	1,424,900
Executive Vice President, Asset	2013	425,000	297,500	1,756,500	2,479,000
Management	2012	350,000	315,000	1,167,750	1,832,750

(1)
Represents the total grant date fair value of restricted stock and LTIP unit awards made in the fiscal year indicated (with respect to prior year performance), computed in accordance with FASB ASC Topic 718. These grants are subject to vesting over a period of time generally commencing on the date of their issuance.

(2)
Mr. Kimichik resigned as Chief Financial Officer and Treasurer effective June 13, 2014 and, accordingly, did not receive a bonus for 2014. Mr. Eubanks replaced Mr. Kimichik as Chief Financial Officer and Treasurer effective June 14, 2014.

 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Equity Awards: Number of Shares of Stock or LTIPs	Grant Date Fair Value of Equity Awards
Monty J. Bennett	March 20, 2015	478,969	4,500,000
Douglas A. Kessler	March 20, 2015	265,748	2,700,000
David A. Brooks	March 20, 2015	196,850	2,000,000
Deric S. Eubanks	March 20, 2015	73,819	750,000
Jeremy Welter	March 20, 2015	159,656	1,500,000

Employment Agreements

        We had employment agreements with each of our named executive officers until the spin-off of Ashford Inc. completed on November 12, 2014, upon which date each of our executive officers became employees of Ashford Inc. As such, the company paid the salary and other benefits provided under these employment agreements until November 12, 2014, after which date, Ashford Inc. began making the payments under new employment agreements.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Equity Awards That Had Not Vested at December 31, 2014		Market Value of Equity Awards That Had Not Vested at December 31, 2014
Monty J. Bennett	107,823	(1)	$1,129,985
	67,177	(2)	704,015
	91,666	(3)	960,660
	109,000	(5)	1,048,000
	361,337	(6)	3,786,812

			$7,629,470

Deric S. Eubanks	11,552	(1)	$121,065
	7,197	(2)	75,425
	20,000	(5)	209,600
	31,734	(6)	332,572
	4,000	(8)	41,920
	5,000	(8)	52,400

			$832,982

David J. Kimichik	45,000	(3)	$471,600
	100,000	(5)	1,048,000
	108,401	(6)	1,136,042

			$2,655,642

Douglas A. Kessler	60,843	(1)	$637,635
	37,907	(2)	397,265
	71,666	(3)	751,060
	166,667	(5)	1,746,670
	198,735	(6)	2,082,743

			$5,615,373

David A. Brooks	60,843	(1)	$637,635
	37,907	(2)	397,265
	63,334	(3)	663,740
	146,667	(5)	1,537,070
	162,602	(6)	1,704,069

			$4,939,779

Jeremy Welter	45,000	(3)	$471,600
	20,000	(4)	209,600
	100,000	(5)	1,048,000
	60,000	(9)	628,000

			$2,358,000

(1)
These equity awards were granted on May 25, 2011 with an initial vesting term of four years. These awards fully vested on March 31, 2015.

(2)
These equity awards were granted on April 6, 2011 with an initial vesting term of four years. These awards fully vested on March 31, 2015.

(3)
These equity awards were granted on March 2, 2012 with an initial vesting term of three years. These awards fully vested on March 31, 2015.

(4)
These equity awards were granted on March 24, 2011, with equal annual vesting beginning on January 1, 2014. Of these awards, one-third vested on January 1, 2014; one-third vested on January 1, 2015; and the remaining one-third will vest on January 1, 2016.

(5)
These equity awards were granted on March 4, 2013 with an initial vesting term of three years. One-third of these awards vested on March 4, 2014; one-third vested on March 4, 2015; and the remaining one-third will vest on March 4, 2016.

(6)
These equity awards were granted on February 27, 2014, with an initial vesting term of three years. One-third of these awards vested on February 27, 2015; one-third of these awards vested on February 27, 2016; and the remaining one-third will vest on each February 27, 2017.

(7)
These equity awards were granted on June 30, 2010 with an initial vesting term of five years. These awards fully vested on April 2, 2015.

(8)
These equity awards were granted on March 29, 2012 with an initial vesting term of three years. These awards fully vested on March 29, 2015.

(9)
These equity awards were granted on April 23, 2014 with an initial vesting term of three years. One-third of these awards vested on April 23, 2015; one third of these awards will vest on April 23, 2016; and the remaining one-third will vest one-third on April 23, 2017.

EQUITY AWARDS VESTED DURING 2014

Name	Stock Awards: Number of Equity Awards(1) Acquired on Vesting	Value Realized on Vesting
Monty J. Bennett	316,667	$3,554,587
Deric S. Eubanks	37,749	424,031
David J. Kimichik	150,000	1,680,450
Douglas A. Kessler	253,750	2,843,313
David A. Brooks	235,416	2,638,638
Jeremy Welter	105,000	1,143,400

(1)
Includes LTIP units that vested during 2014. All LTIP units that vested during 2014 have reached economic parity.

  Deferred Compensation Plan

        In 2007, we implemented a deferred compensation plan which allowed our executives and directors, at their election, to defer portions of their compensation. Ashford Inc. assumed the plan in connection with the spin-off, and it was subsequently amended and restated. Mr. Monty Bennett has been the only named executive officer that has participated in this plan. The following table and discussion provides information regarding participation in the plan prior to its amendment and restatement in November 2014. No compensation was deferred under the plan in 2014.

 2014 NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY(1) (b)	Registrant Contributions in Last FY(2) (c)	Aggregate Earnings in Last FY(3) (d)	Aggregate Withdrawals/ Distributions(4) (e)	Aggregate Balance at Last FYE(5) (f)
Monty J. Bennett	$0	$699,677	$793,554	$(16,956,712)	$0

(1)
The amount in this column reflects deferrals in 2014, net of various deductions.

(2)
The amounts in this column represent dividend equivalent amounts deferred by the participant in 2014. No amounts in this column (c) are reported in the 2014 summary compensation table because the amounts do not represent above-market or preferential earnings.

(3)
As Mr. Monty Bennett had elected company stock of Ashford Trust as his investment option, the amounts in this column represent the increase in the fair market value during 2014 of the shares of Ashford Trust common stock deemed to have been acquired by him under this plan prior to the assignment of the plan to Ashford Inc. in connection with the spin-off. No amounts included in this column (d) are reported in the 2014 summary compensation table because the amounts do not represent above-market or preferential earnings.

(4)
In connection with the spin-off of Ashford Inc., Ashford Inc. assumed all obligations of the deferred compensation plan, with the consent of the participants Accordingly, we no longer have any obligations under this plan. The amount in this column represents the value of the shares of Ashford Trust common stock reserved for issuance to Mr. Monty Bennett, pursuant to the deferred compensation plan as of the spin-off date, when the obligation was assumed by Ashford Inc.

(5)
Because we no longer have any obligations under this plan, the aggregate balance at fiscal year end was zero.

 POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

Executive Officers

        Upon the completion of the spin-off of Ashford Inc. in November 2014, each executive entered into a new employment agreement with our advisor. As a result, we do not have any obligation to make any payments to the chairman of our board or any named executive officer upon termination of employment or following a change of control other than the acceleration of outstanding equity awards, as reflected in the Outstanding Equity Awards at Fiscal Year-end table above.

AUDIT COMMITTEE

        Our audit committee is governed by a written charter adopted by our board of directors and is composed of three independent directors, each of whom has been determined by our board of directors to be independent in accordance with the rules of the NYSE.

        The following is our audit committee's report in its role as the overseer of the integrity of our financial statements, the financial reporting process, our independent auditor's performance, including their qualification and independence, and our compliance with legal and regulatory requirements. In carrying out its oversight responsibilities, our audit committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the outside auditor's work. This report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act or incorporated by reference in any document so filed.

 AUDIT COMMITTEE REPORT

        The audit committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The audit committee meetings include, whenever appropriate, executive sessions with the independent auditors and with Ashford's internal auditors, in each case without the presence of management.

        The audit committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, Ashford's independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of Ashford's consolidated financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

        During the course of the year, management completed the documentation, testing and evaluation of Ashford's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled audit committee meeting. At the conclusion of the process, management provided the audit committee with, and the audit committee reviewed a report on, the effectiveness of Ashford's internal control over financial reporting. The audit committee also reviewed the report of management contained in Ashford's annual report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC, as well as Ernst & Young LLP's Report of Independent Registered Public Accounting Firm included in Ashford's annual report on Form 10-K for the fiscal year ended December 31, 2014 related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The audit committee continues to oversee Ashford's efforts related to its internal control over financial reporting and management's preparation for the evaluation in fiscal year 2014.

        The audit committee has discussed with Ernst & Young LLP the matters required to be discussed with the independent auditors pursuant to Statement on Auditing Standards No. 61, as amended (Communication with the Audit Committees), including the quality of Ashford's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee has received the written disclosures and letter from Ernst & Young LLP to the audit committee required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.

        Taking all of these reviews and discussions into account, the undersigned audit committee members recommended to the board of directors that the board approve the inclusion of Ashford's audited financial statements in Ashford's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Thomas E. Callahan, Chairman Amish Gupta Philip S. Payne

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        For purposes of this proxy statement a "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

          (i)  Voting power which includes the power to vote, or to direct the voting of, any class of our voting securities; and/or

         (ii)  Investment power which includes the power to dispose, or to direct the disposition of, any class of our voting securities.

Security Ownership of Management

        Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our common stock as of March 10, 2015, by (i) each of our directors, (ii) each of our named executive officers and (iii) all of our directors and executive officers as a group. Voting power and investment power in common stock are exercisable solely by the named person. Although Mr. Archie Bennett is no longer a director or executive officer, we continue to include him in this table because of his Chairman Emeritus status and his relationship to Mr. Monty Bennett.

Name of Stockholder	Number of Shares Beneficially Owned(1)		Percent of Class(2)
Monty J. Bennett	6,587,246		6.2%
Archie Bennett, Jr.	4,944,725		4.9%
Benjamin J. Ansell, M.D.	155,707		*
Thomas E. Callahan	54,284		*
Amish Gupta	7,882		*
Kamal Jafarnia	15,842		*
Philip S. Payne	57,259		*
Alan L. Tallis	258,045		*
David A. Brooks	1,823,902		1.8%
Deric S. Eubanks	197,715		*
David J. Kimichik(4)	1,153,791		1.1%
Douglas A. Kessler	1,360,224		1.3%
Jeremy Welter	351,683		*

All executive officers and directors as a group (14 persons)	17,846,318	(3)	16.2%

*
Denotes less than 1.0%.

(1)
Assumes that all common units of our operating partnership held by such person or group of persons are redeemed for common stock based on the applicable exchange ratio as of March 10, 2015, which was approximately 0.93 shares of our common stock per common unit, and includes all restricted stock grants made since our initial public offering through March 10, 2015. All such stock grants typically vest over a period of time generally commencing on the date of their issuance. The number includes LTIP units in our operating partnership that have achieved economic parity with the common units as of the record date but excludes any LTIP units issued subsequent to the record date or that have not yet achieved economic parity. All LTIP units that have achieved economic parity with the common units are, subject to certain time-based vesting requirements, convertible into common units, which are redeemable for cash or, at our option, convertible into shares of our common stock.

(2)
As of the March 10, 2015 record date, there were outstanding and entitled to vote 100,108,168 shares of common stock. The total number of shares outstanding used in calculating the percentage for each person assumes that operating partnership common units held by such person and LTIP units held by such person that have achieved economic parity with the common units are redeemed for common stock, using the conversion ratio effective as of the record date, but none of the operating partnership units held by other persons are redeemed for common stock.

(3)
Includes 197,381 shares pledged by an executive to secure a mortgage.

(4)
Mr. Kimichik resigned as Chief Financial Officer and Treasurer effective June 13, 2014.

Security Ownership of Certain Beneficial Owners

        Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our common stock as of March 10, 2015 by the persons known to Ashford to be the beneficial owners of five percent or more of our common stock (our only voting securities), by virtue of the filing of Schedule 13D or Schedule 13G with the Securities and Exchange Commission. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of Ashford's common stock. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Title of Securities	Name of Stockholder	Number of Shares Beneficially Owned		Percent of Class(1)
Common Stock	The Vanguard Group, Inc.	12,935,788	(2)	12.9%
Common Stock	Vanguard Specialized Funds—Vanguard REIT Index Fund	6,298,345	(3)	6.3%
Common Stock	Monty J. Bennett	6,587,246	(4)	6.2%
Common Stock	Archie Bennett, Jr.	4,944,726	(4)	4.9%
Common Stock	Blackrock, Inc.	6,020,566	(5)	6.0%
Common Stock	AllianceBernstein LP	3,120,148	(6)	3.1%
Common Stock	HG Vora Special Opportunities Master Fund, Ltd.	3,700,000	(7)	4.1%

(1)
As of March 10, 2015, there were outstanding and entitled to vote 100,108,168 shares of common stock.

(2)
Based on information provided by The Vanguard Group, Inc. ("Vanguard Group") in an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 11, 2015. Per its Schedule 13G, Vanguard Group has sole voting power over 208,926 of such shares, shared voting power over 60,570 of such shares, sole power to dispose of 12,765,683 of such shares and shared power to dispose of 170,105 of such shares. The principal business address of Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
Based on information provided by Vanguard Specialized Funds—Vanguard REIT Index Fund ("Vanguard Fund") in an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 6, 2015. Per its Schedule 13G, Vanguard Fund has sole voting power over all such shares and does not have sole or shared dispositive power over any of such shares. The principal business address of Vanguard Fund is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
The total number of shares of the company's common stock outstanding used in calculating the percentage assumes that operating partnership units held by this person, including LTIP units that have achieved economic parity with our common stock, are converted into common stock but none of the operating units held by other people is converted into common stock. Each of Mr. Archie Bennett, Jr. and Mr. Monty Bennett owns a portion of their shares indirectly.

(5)
Based on information provided by Blackrock, Inc. in an amendment to Schedule 13G filed with the Securities and Exchange Commission on January 29, 2015. Per its Schedule 13G, Blackrock, Inc. has sole voting power of 5,725,871 of such shares and sole dispositive power over all such shares. The principal business address of Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022.

(6)
Based on information provided by AllianceBernstein LP in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2015. Per its Schedule 13G, AllianceBernstein LP has sole voting power of 2,738,669 of such shares and sole dispositive power over all such shares. The principal business address of AllianceBernstein LP is 1345 Avenue of the Americas, New York, New York 10105.

(7)
Based on information provided by HG Vora Special Opportunities Master Fund, Ltd. ("Vora") in a Schedule 13G/A filed with the Securities and Exchange Commission on March 24, 2015. Per its Schedule 13G/A, Vora has shared voting power and shared dispositive power over all such shares. The principal business address of Vora is Queensgate House, South Church Street, Grand Cayman, KY1-1108. Per its Schedule 13G/A, HG Vora Capital Management, LLC and Parag Vora, an individual, are also listed as reporting persons and each reported the same information as Vora with regard to the number of shares beneficially owned and the number of shares over which it has voting and dispositive power. The principal business address of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, New York 10036.

Section 16(a) Beneficial Ownership Compliance

        To our knowledge, based solely on review of the copies of Forms 3, 4 and 5 furnished to us and written representations that no other reports were required, during the year ended December 31, 2014, all of our directors, executive officers and beneficial owners of more than ten percent of our common stock were in compliance with the Section 16(a) filing requirements with the exception of one late Form 4 filing made by Mr. Welter reporting one transaction on April 28, 2014.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Relationship and Agreements with Remington

        Our operating partnership has a master management agreement with Remington Lodging & Hospitality, LLC, or Remington Lodging, pursuant to which Remington Lodging operates and manages a significant number of our hotels. Remington Lodging is an affiliate of Remington Holdings, LP and is beneficially owned 100% by our chairman and chief executive officer, Mr. Monty Bennett, and his father. The fees due to Remington Lodging under the management agreement include management fees, project and purchase management fees and other fees, and Mr. Monty Bennett will benefit from the payment by us of such fees to Remington. The actual amount of management fees, for the properties managed by Remington Lodging for the twelve months ended December 31, 2014, were approximately $17.8 million. The actual amount of project and purchase management fees for the same period were approximately $13.5 million. In addition, Remington Lodging also managed 21 of the 28 hotels held by the PIM Highland JV in return for a base management fee of 3% of gross revenues and an incentive management fee equal to the lesser of 1% of gross revenues or the amount by which actual house profit exceeds house profit set forth in the annual operating budget, as such terms are defined in the management agreement. During 2014, Remington Lodging received from PIM Highland JV a base management fee of $8.5 million, incentive management fees of $2.3 million and market service fees of $4.6 million (which includes project management, purchasing, design and construction management).

        Further, we and our operating partnership have a mutual exclusivity agreement with Remington Lodging and Remington Holdings and our chairman and chief executive officer, Mr. Monty Bennett, and his father, pursuant to which we have a first right of refusal to purchase lodging investments identified by them that do not meet the investment criteria of Ashford Prime. We also agreed to hire Remington Lodging or its affiliates for the management, project management, purchasing, construction, development and other related services for or construction of any hotel which is part of an investment we elect to pursue, unless our independent directors either (i) unanimously vote not to engage Remington, or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington or that another manager or developer could perform the duties materially better.

        Additionally, in March 2011, we acquired an interest in the 28-hotel portfolio of Highland Hospitality through a newly-formed joint venture with Prudential Real Estate Investors. The joint venture effected a consensual foreclosure and restructuring of certain mezzanine and senior loans on the portfolio. In connection with the debt restructuring, we entered into certain guaranty and indemnity agreements with the senior and mezzanine lenders pursuant to which we have potential recourse liability with respect to the mortgage and mezzanine debt arising from certain events or circumstances caused by or resulting from certain actions of Remington Lodging specifically set forth in the related guaranty and indemnity agreements. The maximum aggregate liability we could potentially incur under such guaranty and indemnity agreements is $200,000,000. We have entered into an indemnity agreement with Remington Lodging pursuant to which Remington Lodging has agreed to indemnify us for any liabilities under the guaranty and indemnity agreements with the senior and mezzanine lenders that arise, directly or indirectly, from specifically identified actions of Remington Lodging or any related party.

        Remington Hotels LP, which is owned 100% by Mr. Monty Bennett, our chairman and chief executive officer, and his father, pays for certain corporate general and administrative expenses on our behalf, including rent, payroll, office supplies and travel. Such charges are allocated to us based on various methodologies, including headcount, office space, usage and actual amounts incurred. For the year ended December 31, 2014, such costs were approximately $7.7 million and were reimbursed by us monthly. An additional $1.7 million of such costs were reimbursed by PIM Highland JV.

        Because we could be subject to various conflicts of interest arising from our relationship with Remington Holdings, Remington Lodging and other parties, to mitigate any potential conflicts of interest, our charter contains a requirement that any transaction or agreement involving us, our wholly-owned subsidiaries or our operating partnership and a director or officer of an affiliate of any director or officer will require the approval of a majority of the disinterested directors. Additionally, our board of directors has adopted a policy that requires all management decisions related to the management agreements with Remington Lodging to be approved by a majority of the independent directors, except as specifically provided otherwise in the management agreement. Further, our board of directors has also adopted our Code of Business Ethics and Conduct, which includes a policy for review of transactions involving related persons, and other potential conflicts of interest. Pursuant to the Code of Business Ethics and Conduct, non-officer employees must report any actual or potential conflict of interest involving themselves or others to their supervisor, our general counsel. Officers must make such report to our general counsel, our chief governance officer or to the chairman of our nominating/corporate governance committee. Directors must make such report to the chairman of our nominating/corporate governance committee.

Our Relationship and Agreements with Ashford Prime

        In November 2013, we completed a taxable pro-rata distribution of our subsidiary, Ashford Prime, to our stockholders. We own approximately 15% of the outstanding common units of the Ashford Prime operating partnership, which, if redeemed for shares of common stock, would represent 15% of the outstanding common stock of Ashford Prime, assuming all common units of Ashford Prime's operating partnership are redeemed for shares of common stock. Additionally, we share all of the same executive officers and significant employees as Ashford Prime, and we have one common director, Mr. Monty Bennett, our chief executive officer and chairman of our board. Mr. Bennett also owns units of Ashford Prime's operating partnership, which are redeemable for cash or, at the option of Ashford Prime, common stock of Ashford Prime, as of November 2014. If Mr. Bennett redeemed all of his units and received common stock of Ashford Prime, he would own in excess of 5% of Ashford Prime's common stock outstanding.

        In connection with the spin-off of Ashford Prime in 2013, our former subsidiary Ashford LLC entered into an advisory agreement with Ashford Prime, in which it acted as the external advisor to Ashford Prime, and as a result, we received advisory fees from Ashford Prime from the periods from January 1, 2014 through November 12, 2014 and from November 19, 2013 to December 31, 2013. Upon the previously discussed spin-off of Ashford Inc. on November 12, 2014, our subsidiary Ashford LLC became a subsidiary of Ashford Inc., and we no longer received advisory fees from Ashford Prime.

        For the 2014 period noted above, we received advisory service revenues of $10.7 million from Ashford Prime. These revenues were comprised of a base advisory fee of $7.5 million, reimbursable overhead and internal audit, insurance claims advisory and asset management services of $1.4 million and advisory revenue for equity grants of Ashford Prime common stock and LTIP units awarded to our officers and employees of $1.8 million. For the 2013 period noted above, we received advisory service revenue of $1.0 million from Ashford Prime. These revenues were comprised of a base advisory fee of $878,000, reimbursable overhead of $53,000 and internal audit reimbursements of $116,000. No incentive management fee was earned for 2014 or 2013. At December 31, 2014, we have a receivable of $896,000, included in due from Ashford Prime OP, net, associated with reimbursable expenses in connection with the fees discussed above. Additionally, pursuant to the terms of the advisory agreement, Ashford Prime is obligated to indemnify and hold us harmless to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from any of our acts or omissions (including ordinary negligence) in our capacity as

Ashford Prime's advisor for the period prior to the Ashford Inc. spin-off during which we served as advisor to Ashford Prime, except with respect to losses, claims, damages or liabilities with respect to or arising out of our gross negligence, bad faith or willful misconduct, or reckless disregard of our duties under the advisory agreement (for which we are obligated to indemnify Ashford Prime).

        Pursuant to the terms of the separation and distribution agreement governing our separation from Ashford Prime, Ashford Prime is obligated to indemnify us against losses arising from:

  •
  any Ashford Prime liabilities, including the failure by Ashford Prime or its subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;

  •
  any breach by Ashford Prime or its subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and

  •
  our continuing guaranty of (i) any debt secured by any of the initial hotel properties conveyed to Ashford Prime in connection with the separation and distribution or (ii) any management agreement or franchise matters related to any of such initial hotel properties;

        We have agreed to indemnify Ashford Prime and its subsidiaries against losses arising from:

  •
  any of our liabilities, including the failure by us or our subsidiaries to pay, perform or otherwise promptly discharge any of our liabilities in accordance with their respective terms;

  •
  any breach by us or our subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and

  •
  certain taxes of the entities that directly or indirectly, wholly or jointly, own the initial Ashford Prime hotel properties and the related taxable REIT subsidiaries for tax periods prior to the effective date of the separation and distribution.

Our Relationship and Agreements with Ashford Inc.

        On November 12, 2014, we completed a spinoff of our asset management and advisory business from our hospitality investment business. In connection with this spin-off, we entered into an advisory agreement with Ashford Inc., pursuant to which Ashford Inc. (through its operating company Ashford LLC) serves as our advisor and is responsible for implementing our investment strategies and decisions and managing our day-to-day operations, in each case subject to the supervision and oversight of our board of directors.

        Our advisory agreement with Ashford Inc. has an initial 20-year term. The advisory agreement is automatically renewed for successive one-year terms after its expiration unless terminated either by us or Ashford Inc. Ashford Inc. is entitled to receive from us an annual base fee, determined as 0.70% of our total market capitalization, subject to a minimum quarterly fee. Ashford Inc. may also be entitled to receive an incentive fee from us based on our out-performance, as measured by our total annual stockholder return compared to our peers. For the year ended December 31, 2014, we paid Ashford Inc. a fee of $4.0 million in base fees and no incentive fees.

        In addition, Ashford Inc. is entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by Ashford Inc. or its affiliates on our behalf or in connection with the services provided by Ashford Inc. pursuant to the advisory agreement, which includes our pro rata share of Ashford Inc.'s office overhead and administrative expenses incurred in providing its duties under the advisory agreement. For the year ended December 31, 2014, we reimbursed Ashford Inc. for expenses paid or incurred on our behalf totaling $534,000.

        Our board of directors also has the authority to make annual equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-employee directors, based on our achievement of certain financial and other hurdles established by the our board of directors. For the year ended December 31, 2014, we did not make any such awards to Ashford Inc. employees. However, in March 2015, we made equity awards with an aggregate grant date value of $13.95 million to employees and officers of Ashford Inc., some of whom were also our executive officers.

        If Ashford Inc. is requested to perform services outside the scope of the advisory agreement, we are obligated to separately pay for such additional services. No such fees for additional services were paid in 2014. Ashford Inc. is also entitled to receive a termination fee from us under certain circumstances upon the termination of our advisory agreement.

Our Relationship and Agreements with Ashford Investment Management, LLC

        Prior to the Ashford Inc. spin-off, Ashford Investment Management, LLC ("AIM"), was a subsidiary of Ashford LLC and, thereby an indirect subsidiary of us. AIM is now a subsidiary of AIM Management Holdco, and prior to the spin-off, we owned an approximate 60% equity interest in AIM Management Holdco, LLC ("AIM Management Holdco"). Prior to the spin-off, we sold a 25% equity interest in AIM Management Holdco to Mr. Monty J. Bennett, our chief executive officer and chairman of our board of directors, and a 15% equity interest in AIM Management Holdco to Mr. J. Robison Hays, our senior vice president—corporate finance and strategy. AIM, or an affiliate of AIM to be owned by AIM Management Holdco is expected to be the investment advisor to any investment fund platforms launched by Ashford LLC, and in such capacity will be entitled to a management fee or other fees or compensation for its role as investment adviser to any such funds.

        Prior to the spin-off, we also owned an approximate 60% equity interest in AIM Performance Holdco, LLC ("AIM Performance Holdco"), and we sold a 25% equity interest in AIM Performance Holdco to Mr. Monty J. Bennett and a 15% equity interest in AIM Performance Holdco to Mr. J. Robison Hays. AIM Performance Holdco owns a 99.9% limited partnership interest in AIM REHE Funds GP, LP ("AIM GP"). AIM GP, or an affiliate of AIM GP to be owned by AIM Performance Holdco, is expected to serve as the general partner of any investment fund platforms launched by Ashford LLC and in such capacity will be entitled to a performance allocation or carried interest, based, generally, on the net profits of the investors in such funds.

        The equity interests held by Messrs. Bennett and Hays in AIM Management Holdco and AIM Performance Holdco are economically equivalent to the equity interests held by Ashford LLC in such entities.

        When contemplating the sale of the equity interests in AIM Holdco and AIM Performance Holdco to Messrs. Bennett and Hays, we formed a special committee of independent directors to evaluate the merits and terms of the sale. In analyzing the proposed transaction, the special committee engaged an independent financial advisor to assist the company in analyzing and assessing the fairness of the consideration to be paid by Messrs. Bennett and Hays. After careful consideration of the financial advisor's evaluation, the special committee recommended that our board of directors approve the sale. The sale was approved by the disinterested directors of our board of directors. Mr. Bennett acquired the 25% interest in each of AIM Holdco and AIM Performance Holdco for an aggregate price of $750,000, payable in cash, and Mr. Hays acquired the 15% interest in each of AIM Holdco and AIM Performance Holdco for an aggregate price of $450,000, payable in cash.

        AIM currently serves as investment adviser to AIM Real Estate Hedged Equity (U.S.) Fund, LP, AIM Real Estate Hedged Equity (Cayman) Fund, Ltd. and AIM Real Estate Hedged Equity Master Fund, LP (collectively the "REHE Fund"), a master-feeder private fund focused on investing in the securities companies in the real estate, hospitality and leisure industries. AIM also currently serves as the investment adviser to AHT SMA, LP, a separately managed account funded by Ashford Trust, which focuses on the same investment strategy as the REHE Fund. We pay no fees to AIM for its management of this account; however, we are responsible for reimbursement of certain fees and expenses of AIM in connection with its management of this account. No such fees or expenses were paid in 2014.

PROPOSAL NUMBER TWO—APPROVAL OF A MAJORITY VOTE REQUIREMENT FOR
UNCONTESTED DIRECTOR ELECTIONS

        Historically, directors of the company have been elected by the affirmative vote of a plurality of the votes cast at any meeting of stockholders held for the purpose of electing directors. In February 2014, our board modified our corporate governance guidelines to provide that in any election of directors that was not a contested election, an incumbent director did not receive a majority of the votes cast, such incumbent director was required to tender his or her resignation as a director, for consideration by the nominating/corporate governance committee of the Board and ultimate decision by our board of directors. The nominating/corporate governance committee then considered any such tendered resignation and made a recommendation to our board of directors as to whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign.

        At the 2014 annual stockholder's meeting, the stockholders approved a non-binding stockholder proposal recommending that the board of directors take the steps necessary to amend the company's governing documents to provide that director nominees are elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders, with a plurality vote standard being retained for contested director elections (that is, when the number of director nominees exceeds the number of board seats).

        Taking this advisory proposal into consideration, the board of directors adopted and approved Amendment No. 1 to the Second Amended and Restated Bylaws (the "Bylaw Amendment"), effective October 26, 2014. Pursuant to the Bylaw Amendment, the bylaws of the company provide that directors will be elected by the affirmative vote of a majority of the votes cast at any annual or special meeting of stockholders held for the purpose of electing directors, except in the case of a contested election which will require the vote of a plurality of the votes cast. However, Article VII, Section 2 of our Articles of Amendment and Restatement (the "Charter") provides for a plurality election of directors.

        This Proposal Number Two is being presented to the stockholders to amend the Charter to allow for a majority voting standard in director elections, consistent with the Bylaw Amendment. If approved by the stockholders, the proposed charter amendment will give full effect to the majority voting requirement, and directors of the company will be elected by the affirmative vote of a majority of the votes cast at any annual or special meeting of stockholders held for the purpose of electing directors, except in the case of a contested election which will require the vote of a plurality of the votes cast.

        The proposed amendment to the Charter would amend Article VII, Section 2 to require a majority vote standard for a director in an uncontested election, meaning that such a director nominee must receive a "for" vote from a majority of the shares present and voting at a stockholder meeting to be elected to our board of directors. In the event of a contested election, a plurality voting standard will continue to apply, to guard against a failed election contest in which no candidate receives a majority of the "for" votes.

        The proposed charter amendment is attached as Exhibit A to this proxy statement. If approved, the proposed charter amendment will become effective upon its filing with the Maryland State Department of Assessment and Taxation. The company would make such a filing promptly after the annual meeting to which the proxy statement relates, and the new voting standards will take effect immediately following such filing.

        The board of directors unanimously recommends a vote FOR approval of Proposal Number Two, amending our charter to require a majority vote for uncontested director elections.

PROPOSAL NUMBER THREE—RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS

        We are asking our stockholders to ratify our audit committee's appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Ernst & Young LLP has audited our financial statements since we commenced operations in 2003. Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our board of directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

        Our audit committee is responsible for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. Our audit committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The audit committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee approved all fees paid to Ernst & Young LLP during the past two years with no reliance placed on the de minimis exception established by the SEC for approving such services.

        Services provided by Ernst & Young LLP during 2013 and 2014 included the audits of (i) our annual financial statements and the financial statements of our subsidiaries and (ii) the effectiveness of internal control over financial reporting. Services also included the limited review of unaudited quarterly financial information; review and consultation regarding filings with the SEC and the Internal Revenue Service; and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2014 and 2013, fees incurred related to our principal accountants, Ernst & Young LLP, consisted of the following:

	Year Ended December 31,
	2014	2013
Audit Fees	$1,433,831	$1,248,092
Audit-Related Fees(1)	1,133,000	2,680,000
Tax Fees(2)	468,501	904,443
All Other Fees	—	—

Total	$3,035,332	$4,832,535

(1)
Audit-related fees included accounting consultations in connection with acquisitions and other matters as well as attest services not required by statute or regulation.

(2)
Tax fees included review of tax returns and consultations on various tax matters.

        Our audit committee has considered all fees provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors' independence.

        Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        The board of directors unanimously recommends a vote FOR approval of Proposal Number Three, the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2015.

PROPOSAL NUMBER FOUR—ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

        We are providing stockholders an opportunity to cast a non-binding advisory vote on executive compensation (sometimes referred to as "say on pay"). This proposal allows the company to obtain the views of stockholders on the design and effectiveness of our executive compensation program. Your advisory vote will serve as an additional tool to guide the compensation committee and our board in continuing to improve the alignment of our executive compensation programs with the interests of the company and our stockholders.

        Section 14A of Exchange Act and related SEC rules now require that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. We must provide this opportunity to our shareholders at least once every three years; however, following the recommendation of our shareholders, our board of directors has chosen to hold this vote every year.

        The board of directors believes the compensation program for the named executive officers is instrumental in rewarding past successes as well as motivating and retaining the executives needed to maximize the creation of long-term stockholder value in a competitive environment. The company has designed its compensation program to reward employees for producing sustained growth by implementing multi-year strategies that successfully brought the company through the service industry downturn and are now producing strong financial results as lodging industry fundamentals improve. The compensation committee strongly believes that executive compensation should be tied to performance and that aligning management interests with those of our stockholders through long-term equity grants is in the best interest of stockholders. In applying these fundamental principles, the compensation committee carefully reviewed 2014 above-market company performance prior to making any compensation decisions and paid only an average of 13.7% of our named executive officers' compensation in a guaranteed salary (other than Mr. Welter), with the remainder being discretionary bonus and equity grants determined after a review of company performance. The compensation committee also considered the following key items in making compensation decisions for 2014:

  •
  We created over $760 million of stockholder value via our interest rate swap, preferred stock buy-backs, common stock buy-backs and flooridor strategies;

  •
  We have the best overall operating performance of all hotel REITs over the past eight years when combining RevPAR growth, EBITDA margin change, EBITDA percentage change, and EBITDA flows;

  •
  We outperformed our hotel REIT peer average in total stockholder returns on a trailing 1-, 3-, 4-, 5-, 6-, 7-, 8-, 9- , 10 and 11 year basis;

  •
  Our dividend coverage was an exceptional 2.2 times for 2014;

  •
  We achieved RevPAR growth of 10.2% for our hotels not under renovation in 2014;

  •
  We achieved EBITDA flows of 48.6% for our hotels in 2014; and

  •
  We achieved one-year TSR of 40%; three-year TSR of 137.1%; and five-year TSR of 326.7%.

        In deciding how to vote on this proposal, the board encourages you to read the Compensation Discussion & Analysis section beginning on page 25 of this proxy statement. The board of directors recommends stockholder approval of the following resolution:

        RESOLVED, that the company's stockholders hereby approve, on an advisory basis, the compensation of the named executive officers of Ashford Hospitality Trust, Inc. as disclosed in the company's proxy statement for the 2015 annual meeting of stockholders, in accordance with the SEC's compensation disclosure rules.

        Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our board. However, the compensation committee will take into account the outcome of this advisory vote when considering future executive compensation decisions.

        The board of directors unanimously recommends a vote FOR approval of Proposal Number Four, advisory approval of our executive compensation.

 PROPOSAL NUMBER FIVE—APPROVAL OF AMENDMENT TO OUR BYLAWS TO MODIFY
SHAREHOLDER PROPOSAL PROCESS

Overview

        We are asking our stockholders to vote to approve an amendment (the "Proposed Bylaw Amendment") to the company's Second Amended and Restated Bylaws (the "Bylaws") to require that only stockholders of record that have owned at least 1% of our outstanding shares of common stock continuously for at least one year (the "Ownership Threshold") may nominate director candidates ("Stockholder Nominations") and propose other business ("Stockholder Business" and, together with Stockholder Nominations, "Stockholder Proposals") to be considered by the company's stockholders at an annual meeting of stockholders.

Purpose and Effect of the Proposed Bylaw Amendment

        The nominating/corporate governance committee and the board have carefully considered the implications of amending the Bylaws to require that only stockholders meeting the Ownership Threshold may submit Stockholder Proposals for consideration at an annual meeting of stockholders and have determined that the Proposed Bylaw Amendment is advisable and in the best interests of the company and its stockholders. On February 24, 2015, the board unanimously approved the Proposed Bylaw Amendment, subject to approval by the stockholders at the annual meeting.

        The board recognizes that allowing all stockholders the ability to submit Stockholder Proposals for the consideration of the company's stockholders at annual meetings of stockholders is viewed by some as an important governance best practice. However, some Stockholder Proposals can be expensive and disruptive to the company's normal business operations. Specifically, the board is concerned that some stockholders in the past may have abused the Stockholder Proposal process by submitting Stockholder Proposals with the intent of interfering with the board's management of the business and affairs of the company. For example, a large labor union has targeted the company, Ashford Prime and Ashford Inc. with stockholder proposals, and a solicitation of written requests for a special meeting of the company's stockholders, in what our board and the boards of Ashford Prime and Ashford Inc. believe is an attempt by this stockholder to assert its influence in a labor dispute at one of the company's hotels. Our board believes the union's true motive is to further its own personal interests, at considerable expense and time to the company and its management, and to the detriment of its stockholders.

        The union has a long history of using a nominal holding in company stock in what we believe is an effort to manipulate corporate governance for its bargaining advantage in other matters and to have a basis to provoke governance fights with corporate boards and management. Over the past decade, this union has submitted at least thirty-two stockholder proposals (not counting the proposals sent to the company, Ashford Prime and Ashford Inc.) to companies in the financial, hospitality, gaming and food sectors, the very sectors in which the union attempts to organize workers. We believe that this union holds negligible shares in various public companies, not for investment purposes, but for the sole purpose of being able to make shareholder proposals, which require significant management attention and corporate resources and cause management to focus on matters other than the operation of the business. Historically, this union has acquired shares in, and submitted stockholder proposals with respect to, public companies in which it holds a negligible economic interest but in which union activity by such public companies would have a significant economic impact on the union and its members. Based on these past actions, we believe that this union views the stockholder proposal process as a means to further its own goals and gain leverage in labor negotiations, rather than to enhance corporate governance practices.

        The union's practice is to push for changes in corporate governance in order to increase its leverage in disputes about representation and labor negotiations. On several prior occasions, the union has tried this same tactic with the company. The union has attempted to pass proposals twice that, if passed, would affect the company's corporate governance. For each of these proposals, the company has had to expend resources and efforts on correcting misstatements by the union and ensuring that its stockholders were fully informed of the ramifications of the union's proposals. For example, in May of 2009, the union attempted to separate the roles of the company's Chairman and Chief Executive Officer, which our board had previously determined was in the best interests of their company to be combined. This proposal was voted down by the company's stockholders. Undeterred, four years later, in May of 2013, the union again sought to separate the roles of the company's Chairman and Chief Executive Officer positions. The company's stockholders voted this proposal down, too. That same year, the company requested permission from the SEC to omit two other of the union's proposals from its 2013 proxy materials. In both instances, the SEC determined that it would not recommend enforcement action if the company omitted the proposals. It seems clear that these sorts of proposals are not submitted with a view towards protecting or maximizing return on the union's nominal investment in any of the company, Ashford Prime or Ashford Inc., or that of other stockholders, but rather to further the union's goals in labor negotiations.

        This year alone, the union has submitted nine separate proposals to the company, Ashford Prime and Ashford Inc. This abuse, instead of advancing the collective interests of the company's stockholders, needlessly wastes company resources. Our company, Ashford Prime and Ashford Inc. have incurred substantial costs in defending against these frivolous proposals. In addition, our board, management team and other employees have spent countless hours of their valuable time dealing with these proposals that could have otherwise been spent advancing the interests of the company and all of its stockholders. For example, we are currently expending significant resources on protracted litigation in Maryland state court to defend against seven improper proposals the union is attempting to raise at our 2015 annual meeting of stockholders. These proposals were not brought properly or timely under our bylaws and many of them simply attempt to usurp the responsibilities of our management team and board of directors' obligations to manage the business and affairs of the company. We believe it is clear from these proposals that the true intent of the union in utilizing this tactic is to harass the company in an effort to achieve leverage in an unrelated labor dispute. It is this sort of abuse and waste of company resources that we wish to eliminate by approval of the Proposed Bylaw Amendment.

        The board believes that a stockholder without a meaningful stake in the company should not be entitled to submit Stockholder Proposals, particularly, as we have seen historically, when those proposals are submitted to advance the interests of the stockholders, interests which may not be shared by the majority of stockholders of the company. The board strongly believes that stockholders who have a meaningful and long-term interest in the company are the stockholders that submit proposals more likely to be in the best interest of the company and its stockholders. Accordingly, those are the stockholders that should be entitled to submit Stockholder Proposals.

        In light of these considerations, the Board believes that establishing an ownership requirement of 1% and a minimum one year continuous holding period in order for stockholders to submit a Stockholder Proposal achieves a reasonable balance between enhancing shareholder rights and adequately protecting shareholder interests. These minimum requirements will help insure against frivolous, self-interested proposals which tend to abuse the corporate governance process.

The Proposed Bylaw Amendment

        Article I, Section 11 of the Bylaws currently sets forth the procedures and requirements that stockholders must follow in order to submit Stockholder Proposals for consideration at an annual meeting of stockholders. The Proposed Bylaw Amendment would amend Sections 11(a)(1) and 11(c) of Article I of the Bylaws to establish that only stockholders meeting the Ownership Threshold may submit Stockholder Proposals.

Additional Information

        The general description of the Proposed Bylaw Amendment set forth above is qualified in its entirety by reference to the text of the Proposed Bylaw Amendment, which is attached as Exhibit B to this proxy statement. Additions to the Bylaws are indicated by underlining and deletions are indicated by strike outs.

        Approval of the Proposed Bylaw Amendment requires the affirmative vote of the holders of a majority of all of the votes entitled to be cast at the annual meeting. If approved, the Proposed Bylaw Amendment will become effective immediately. If the Proposed Bylaw Amendment is not approved by the requisite vote, then the Bylaws will not be amended.

        The board of directors unanimously recommends a vote FOR approval of Proposal Five, the amendment to the company's Second Amended and Restated Bylaws.

OTHER PROPOSALS

Unite Here Proposals

        On January 13, 2015, we received seven (7) proposals from Unite Here, a stockholder that owns 755 shares, or 0.000008%, of the company. After reviewing our bylaws, including the advance notice provisions set forth therein, and consulting with legal advisers, the company determined that the proposals set forth in Unite Here's letter did not comply with the requirements of our bylaws and were not proper matters to be brought before our 2015 annual meeting of stockholders. Unite Here failed to give timely and complete notice of the proposals to be brought before the annual meeting as required by Section 11 of our bylaws. Additionally, Unite Here's proposals are inconsistent with Maryland General Corporation Law as the proposals seek to impermissibly interfere with our board's responsibility to manage the business and affairs of the company because they impermissibly subject certain actions and decisions of the board of directors, officers and agents of the company to shareholder oversight and vote. Accordingly, on January 21, 2015, we advised Unite Here that, due to these matters, the proposals could not be brought before the annual meeting. On January 27, 2015, we filed suit against Unite Here in the Circuit Court for Baltimore City, Maryland seeking a judicial declaration that, for the reasons stated in our January 21 letter to Unite Here: (i) Unite Here may not bring its proposals before the annual meeting; (ii) we are not required to present the proposals at the annual meeting; and (iii) we are not required to mail a Unite Here proxy containing the proposals. On March 16, 2015, Unite Here answered and brought counterclaims seeking declaratory and injunctive relief regarding its efforts to bring the proposals before the annual meeting. On March 23, 2015, Unite Here filed, and we have agreed to, a motion to stay the proceedings until after the annual meeting. We cannot predict the outcome of the Maryland litigation against Unite Here, but we believe Unite Here's counterclaim is meritless.

        Unite Here filed a preliminary proxy statement on March 4, 2015, related to its proposals, which it subsequently revised on March 19, 2015, April 6, 2015 and April 13, 2015. We believe that such preliminary proxy statement is fundamentally misleading and violative of Rule 14a-9 under the Securities and Exchange Act of 1934, as amended. On March 16, 2015, we filed suit against Unite Here in the U.S. District Court of the Northern District of Texas regarding what we believe are false and misleading statements and material omissions in Unite Here's preliminary proxy solicitation materials. Unite Here has not yet responded to that complaint.

        We believe that the proposals set forth in the Unite Here preliminary proxy statement cannot properly be brought before the annual meeting of stockholders. Accordingly, in the event Unite Here requests a vote on any of these proposals at the annual meeting, we expect that the chair of the meeting will rule those proposals out of order and ineligible to be voted on for the reasons stated in our January 21 letter to Unite Here and in the Maryland litigation. We do not intend to take a stockholder vote on these proposals nor do we intend to solicit proxies against the proposals or use the discretionary authority granted to our proxies to vote against these proposals. Further, for the reasons stated above, we believe that any proxies granted in connection with any solicitation made by Unite Here will be invalid with respect to the Unite Here proposals. If Unite Here solicits proxies for the company's proposals, we intend to accept such proxies if validly signed, not revoked and dated subsequent to any proxy held by management for such shareholders.

Other Proposals

        The proxies intend to exercise their discretionary authority to vote on any stockholder proposals submitted at the 2015 annual meeting as permitted by Rule 14a-4(c) promulgated under the Exchange Act and not included in this proxy statement. For a stockholder proposal to be considered for inclusion in the company's proxy statement for the 2016 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal office, no later than the close of business on

December 19, 2015. Such proposals also must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

        As to any proposal that a stockholder intends to present to stockholders other than by inclusion in our proxy statement for the 2016 annual meeting of stockholders, the proxies named in management's proxy for that annual meeting of stockholders will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed no earlier than December 19, 2015 and no later than January 18, 2016. Even if the proper notice is received timely, the proxies named in management's proxy for that annual meeting of stockholders may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

        All stockholder proposals must be in full compliance with our bylaws to be eligible for inclusion in our proxy or presentation to our stockholders.

 ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, DC 20549-1090. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.ahtreit.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our board of directors, our Board of Directors Guidelines, our Code of Business Conduct and Ethics, our Financial Officer Code of Conduct and other company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

        The SEC allows us to "incorporate by reference" information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2014. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

        Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated April 17, 2015. You should not assume that the information contained in this proxy statement is accurate as of any later date.

By order of the board of directors,
/s/ DAVID A. BROOKS David A. Brooks Secretary

April 17, 2015

EXHIBIT A

PROPOSED CHARTER AMENDMENT

AMENDMENT NUMBER ONE

TO

ARTICLES OF AMENDMENT AND RESTATEMENT

        ASHFORD HOSPITALITY TRUST, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, DOES HEREBY CERTIFY to the State Department of Assessments and Taxation of Maryland that:

        FIRST: Article VII, Section 2 of the Articles of Amendment and Restatement of the Corporation is amended to read in its entirety as follows (the "Amendment"):

          Section 2.    ELECTION OF DIRECTORS.    A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee's election exceed the votes cast against such nominee's election (with "abstentions" and "broker nonvotes" not counted as a vote cast either "for" or "against" that director's election); provided however, that in the case of a contested election, directors shall be elected by a plurality of the votes cast (in which case stockholders shall not be permitted to cast votes against the election of directors). In the case of a plurality vote, each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted. For purposes of this article, a "contested election" shall mean any election of directors with respect to which (i) the Corporation receives notice that a stockholder has nominated an individual for election as a director in compliance with the requirements set forth in these articles and (ii) such nomination has not been withdrawn by such stockholder on or prior to the date the Corporation first mails its notice of meeting for such meeting to the stockholders, and, as a result of which, there are more nominees than directorships.

        SECOND: The foregoing Amendment has been advised by the Board of Directors and approved by the stockholders of the Corporation.

[Remainder of Page Intentionally Left Blank]

A-1

IN WITNESS WHEREOF, on this      day of                  , 2015, the Corporation has caused this Amendment to the Articles of Amendment and Restatement of the Corporation to be executed and acknowledged in its name and on its behalf by its Chief Financial Officer and attested to by its Secretary; and the Chief Financial Officer acknowledges that these Articles of Amendment of Articles of Incorporation are the act of the Corporation, and the Chief Financial Officer further acknowledges that, as to all matters or facts set forth herein that are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ASHFORD HOSPITALITY TRUST, INC.
By:	Deric S. Eubanks, Chief Financial Officer

ATTEST:
By:	David A. Brooks, Secretary

A-2

EXHIBIT B

ASHFORD HOSPITALITY TRUST, INC.

SECOND AMENDED AND RESTATED BYLAWS

February 25, 2014

as amended by Amendment No. 1 on October 26, 2014,

and as further amended by Amendment No. 2 on May 12, 2015

ASHFORD HOSPITALITY TRUST, INC.
AMENDED AND RESTATED BYLAWS

ARTICLE I
STOCKHOLDERS

        Section 1.    Place.    All meetings of stockholders shall be held at the principal executive office of Ashford Hospitality Trust, Inc. (the "Corporation") or at such other place as shall be set by the Board of Directors (the "Board") in accordance with these Bylaws and stated in the notice of the meeting.

        Section 2.    Annual Meeting.    An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors.

        Section 3.    Special Meetings.

          (a)    General.    Each of the Chairman of the Board, Chief Executive Officer and Board of Directors may call a special meeting of stockholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of stockholders shall be held on the date and at the time and place set by the Chairman of the Board, Chief Executive Officer or Board of Directors, whoever has called the meeting. Subject to subsection (b) of this Section 3, effective immediately following the conclusion of the 2015 annual meeting of stockholders, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than 35% of all the votes entitled to be cast on such matter at such meeting.

          (b)    Stockholder-Requested Special Meetings.

            (1)   Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.

            (2)   In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the "Special Meeting Request") signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request

    Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the "Special Meeting Percentage") shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 30 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

            (3)   The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation's proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

            (4)   In the case of any special meeting called by the secretary upon the request of stockholders (a "Stockholder-Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the "Delivery Date"), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

            (5)   If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation's intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

            (6)   The Chairman of the Board, Chief Executive Officer or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

            (7)   For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        Section 4.    Notice.    A written notice of all annual meetings of stockholders stating the hour, date and place of such annual meetings and, to the extent required by the Maryland General Corporation Law, the purpose for which the meeting has been called shall be given by the Secretary or an Assistant Secretary (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 90 days before the meeting, unless any provisions of the Maryland General Corporation Law prescribe a different period of notice, to each stockholder entitled to vote at such meeting or to each stockholder who, under the Corporation's charter, as amended from time to time (the "Charter") or under these Bylaws, is entitled to such notice, by delivering such notice, by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation's stock transfer books, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article I or the validity of any proceedings at any such meeting.

        Subject to Section 11(a) of this Article I, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(3) of this Article I) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

        Section 5.    Organization and Conduct.    Every meeting of stockholders shall be conducted by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of stockholders, an Assistant Secretary, or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

        Section 6.    Quorum.    At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

        The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

        Section 7.    Voting.    Subject to stockholder approval of an amendment to Article VII, Section 2 of the Charter to eliminate the requirement for plurality voting, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee's election exceed the votes cast against such nominee's election (with "abstentions" and "broker nonvotes" not counted as a vote cast either "for" or "against" that director's election); provided however, that in the case of a contested election, directors shall be elected by a plurality of the votes cast (in which case stockholders shall not be permitted to cast votes against the election of directors). Absent stockholder approval of an amendment to Article VII, Section 2 of the Charter to eliminate the requirement for plurality voting, a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. In the case of a plurality vote, each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted. For purposes of this Bylaw provision, a "contested election" shall mean any election of directors with respect to which (i) the Corporation receives notice that a stockholder has nominated an individual for election as a director in compliance with the requirements set forth in these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the date the Corporation first mails its notice of meeting for such meeting to the stockholders, and, as a result of which, there are more nominees than directorships.

        A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by law or by the charter of the Corporation. Unless otherwise provided by statute or by the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

        Section 8.    Proxies.    A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

        Section 9.    Voting of Stock by Certain Holders.    Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.

        Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

        The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

        Section 10.    Inspectors.    The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

        Section 11.    Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

          (a)    Annual Meetings of Stockholders.

            (1)   Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who: ~~was a stockholder of record~~ (a) has beneficially owned at least 1% of the outstanding shares of common stock of the Corporation (the "Required Shares") continuously for at least one year both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and through and including ~~at~~ the time of the annual meeting (including any adjournment or postponement thereof), (b) who is a stockholder of record of the Corporation both at the time of giving notice as provided for in this Section 11(a) and as of the time of the annual meeting (including any adjournment or postponement thereof), and (c) is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).

            (2)   For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder's notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article I) for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The postponement or adjournment of an annual meeting, or the public announcement thereof, shall not commence a new time period for the giving of a stockholder's notice as described above.

            (3)   Such stockholder's notice shall set forth:

                (i)  as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a "Proposed Nominee"), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

               (ii)  as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder's reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

              (iii)  as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person:

                (A)  the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the "Company Securities"), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, ~~and~~ any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person and a representation that such stockholder intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting (including any adjournment or postponement thereof) to which the notice relates,

                (B)  the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

                (C)  whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit from changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person's economic interest in the Company Securities, and

                (D)  any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the

        Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

              (iv)  as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee:

                (A)  the name and address of such stockholder, as they appear on the Corporation's stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

                (B)  the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

               (v)  the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder's notice; and

              (vi)  to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.

            (4)   Such stockholder's notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

            (5)   Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article I) for the preceding year's annual meeting, a stockholder's notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

            (6)   For purposes of this Section 11, "Stockholder Associated Person" of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

          (b)    Special Meetings of Stockholders.    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3(a) of this Article I for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation's notice of meeting, if the stockholder's notice, containing the information required by paragraphs (a)(3) and (4) of this Section 11, is delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder's notice as described above.

          (c)    General.

            (1)   If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

            (2)   Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

            (3)   For purposes of this Section 11, "the date of the proxy statement" shall have the same meaning as "the date of the company's proxy statement released to shareholders" as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. "Public announcement" shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

            (4)   Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal properly brought pursuant to this Section 11 in, or the right of the Corporation to omit a proposal not properly brought pursuant to this Section 11 and Rule 14a-8 (or any successor provision) under the Exchange Act ("Rule 14a-8") from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

ARTICLE II
DIRECTORS

        Section 1.    Powers.    All of the powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided by the Charter or required by law.

        Section 2.    Number and Terms.    The Board of Directors shall establish and may increase or decrease the number of directors of the Corporation, provided, that the number thereof shall never be less than the minimum number permitted under the Maryland General Corporation Law nor more than 15, and further provided, that the tenure of office of a director shall not be affected by any decrease in the number of directors. A majority of the directors shall have been affirmatively determined by the Board to be independent, as defined and to the extent required in the applicable rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for a term of one year and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

        Section 3.    Director Nominations.    Nomination of candidates for election as directors of the Corporation at any annual or special meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder entitled to vote at such annual meeting and has complied with Article 1, Section 11.

        Section 4.    Qualification.    No Director need be a stockholder of the Corporation. Unless waived by a vote of the Board of Directors, no individual may serve as a director of the Corporation if he has reached the age of 70 years at the time of election. Upon attaining the age of 70, and annually thereafter, a director shall tender a letter of proposed retirement from the Board, effective upon the expiration of such director's then-current term, and the Board shall determine whether, in light of all the circumstances, the Board should accept such proposed retirement or request that the director continue to serve on the Board of Directors.

        Section 5.    Vacancies.    Any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled in the manner provided in Article VII, Section 6 of the Charter.

        Section 6.    Resignation.    Any Director may resign at any time by giving written notice to the Board of Directors, effective upon execution and delivery to the Corporation of such written notice or upon any future date specified in the notice, unless the resignation otherwise provides.

        Section 7.    Regular Meetings.    The regular annual meeting of the Board of Directors shall be held, without other notice than this Bylaw, on the same date and at the same place as the annual meeting of stockholders following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without other notice than such resolution.

        Section 8.    Executive Sessions.    To ensure free and open discussion and communication among the non-management directors, the non-management directors shall meet in executive session at least twice a year with no members of management present.

        Section 9.    Special Meetings.    Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the Directors, the Chairman of the Board, if one is elected, the Lead Director, if one is elected, or the Chief Executive Officer. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

        Section 10.    Notice of Meetings.    Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the Chief Executive Officer or such other officer designated by the Chairman of the Board, if one is elected, or the Chief Executive Officer. Notice of any special meeting of the Board of Directors shall be given to each Director in person or by telephone, electronic mail, facsimile transmission or by telegram sent to his business or home address at least 24 hours in advance of the meeting, or by written notice mailed to his business or home address at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, when read to such Director by telephone, when deposited in the mail so addressed with postage thereon prepaid, upon transmission of the message by electronic mail, upon completion of transmission of a facsimile message and receipt of a completed answer back indicating receipt or when delivered to the telegraph company if sent by telegram.

        When any Board of Directors meeting, either regular or special, is adjourned for more than 30 days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for 30 days or less or of the business to be transacted at such meeting, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

        A written waiver of notice executed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to an effective notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting. Except as otherwise required by law, by the Charter or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        Section 11.    Quorum.    At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 10 of this

Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

        Section 12.    Action at Meeting.    At any meeting of the Board of Directors at which a quorum is present and subject to Section 8 of Article VII of the Charter, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Charter or these Bylaws.

        Section 13.    Action by Consent.    Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the proceedings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

        Section 14.    Manner of Participation.    Members of the Board of Directors or of committees elected by the Board pursuant to Section 15 of this Article II may participate in meetings of the Board or of such committees by means of telephone conference or similar communications equipment by means of which all directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

        Section 15.    Committees.    The Board of Directors, by the affirmative vote of a majority of the directors then in office may elect from its number directors to serve on one or more committees, including an Audit Committee, a Compensation Committee and an Nominating/Corporate Governance Committee, and may delegate thereto some or all of its powers except those which by law, by the Charter or by these Bylaws, may not be delegated. Except as the Board of Directors may otherwise determine or as required by law, by the Charter or by these Bylaws, any such committee may make rules for conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by the Charter and by these Bylaws for the Board of Directors. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.

        The Board of Directors shall have power to rescind any action of any committee, other than the Audit Committee, but no such rescission shall have retroactive effect. With the approval of the Board of Directors, the Chief Executive Officer may appoint such other committees consisting of such directors as the Chief Executive Officer shall select. Any recommendations of such committees appointed by the Chief Executive Officer shall be submitted to the Board of Directors.

        Section 16.    Compensation of Directors.    Directors shall receive compensation for their services as shall be determined by a majority of the Board of Directors, provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such ("Employee Directors") shall not receive any salary or other compensation for their services as Directors of the Corporation; provided, however, that such Employee Directors may be paid their reasonable expenses incurred as a director.

ARTICLE III
OFFICERS

        Section 1.    Enumeration.    The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary and a Treasurer and such other officers, including without limitation a Chairman of the Board, a Chief Operating Officer, a Chief Legal Officer, a Chief Financial Officer, a Chief Accounting Officer, one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

        Section 2.    Election and Appointment.    At the regular annual meeting of the Board of Directors following the annual meeting of stockholders, the Board of Directors shall elect the Chief Executive Officer, the President, the Treasurer and the Secretary. Other officers may be appointed by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting, or other officers may be appointed by the Chief Executive Officer.

        Section 3.    Qualification.    No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time except the offices of President and Vice President. Any officer may be required by the Board of Directors to give bond, at the Corporation's expense, for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

        Section 4.    Tenure.    Except as otherwise provided by the Charter or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with law, but no such contract right shall prohibit the right of the Board of Directors to remove any officer at any time in accordance with Section 6 of this Article III.

        Section 5.    Resignation.    Any officer may resign by delivering his written resignation to the Corporation addressed to the Chief Executive Officer or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

        Section 6.    Removal.    If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, the Board of Directors may remove any officer by the affirmative vote of a majority of the Directors then in office. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 7.    Absence or Disability.    In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

        Section 8.    Vacancies.    Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

        Section 9.    Chief Executive Officer.    The President may be the Chief Executive Officer or the Board of Directors may elect another person to be the Chief Executive Officer. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside, when present, at all meetings of the board of Directors. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business and shall preside, when present, at all meetings of the stockholders.

        Section 10.    Chairman of the Board.    The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of stockholders. If the Chairman of the Board is absent, the Chief Executive Officer shall preside at meetings of the Board of Directors and at meetings of stockholders. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate. If the Chairman of the Board is not the Chief Executive Officer, he shall also have such powers and perform such duties as the Chief Executive Officer may from time to time designate.

        Section 11.    President.    If the President is not the Chief Executive Officer or Chairman of the Board and in the absence of such persons, the President shall preside, when present, at all meetings of the stockholders. If the President is not the Chief Executive Officer, he shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

        Section 12.    Chief Operating Officer, Chief Legal Officer, Chief Financial Officer and Chief Accounting Officer.    Any Chief Operating Officer, Chief Legal Officer, Chief Financial Officer or Chief Accounting Officer shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

        Section 13.    Vice Presidents and Assistant Vice Presidents.    Any Vice President (including any Executive Vice President or Senior Vice President) and Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

        Section 14.    Treasurer and Assistant Treasurers.    The Chief Financial Officer shall be the Treasurer, unless the Board of Directors shall elect another officer to be the Treasurer. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the Corporation. He shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of a Chief Financial Officer, the office of the Treasurer shall be deemed to be the office of the Chief Financial Officer of the Corporation whenever the signature of the Chief Financial Officer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in the Bylaws, and the Treasurer shall have authority to affix his signature in such capacity.

        The office of the Chief Accounting Officer shall be deemed an Assistant Treasurer of the Corporation whenever the signature of an Assistant Treasurer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in these Bylaws, and the Chief Accounting Officer shall have authority to affix his signature in such capacity. Any Treasurer or Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

        Section 15.    Secretary and Assistant Secretaries.    The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In the absence of the Secretary from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by the signature of the Secretary or an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform the duties and responsibilities of the Secretary.

        Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

        Section 16.    Other Powers and Duties.    Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

 ARTICLE IV
STOCK

        Section 1.    Certificates of Stock.    Unless otherwise provided by the Board of Directors or by law, each stockholder shall be entitled to a certificate of the stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall bear the seal of the Corporation, if one has been adopted, and shall be signed by the Chairman of the Board of Directors, Chief Executive Officer or President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The seal of the Corporation, if one has been adopted, and any and all signatures on the certificate may be a facsimile, including those of any transfer agent or registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

        Section 2.    Transfers.    Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

        Section 3.    Record Holders.    Except as may otherwise be required by law, by the Charter or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

        It shall be the duty of each stockholder to notify the Corporation or its transfer agent of his post office address and any changes thereto.

        Section 4.    Record Date.    In order that the Corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 90 days nor less than 10 days before the date of such meeting, nor more than 90 days prior to any other action. In such case, only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the stock transfer books of the Corporation after the record date.

        If no record date is fixed:

          (a)   the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be the later of (i) the close of business on the day on which notice is mailed or (ii) the 30th day before the meeting; and

          (b)   the record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        Section 5.    Replacement of Certificates.    In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof upon such terms as the Corporation or its transfer agent may prescribe.

        Section 6.    Transfer Agents and Registrars.    The Corporation may serve as the transfer agent and registrar of the shares of stock, or the Board of Directors may, in its discretion, appoint one or more responsible bank, trust company or other entity as the Board of Directors may deem advisable, from time to time, to act as transfer agent and registrar of shares of stock. No certificate for shares of stock shall be valid until countersigned by the transfer agent and registered by the registrar.

        Section 7.    Stockholders' Addresses.    Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee, and in default thereof, such stockholder or transferee shall not be entitled to service or mailing of any such notice.

        Section 8.    Repurchase of Shares of Stock.    The Corporation may purchase its shares of stock and invest its assets in its own shares of stock, provided that in each case the consent of the Board of Directors shall have been obtained.

ARTICLE V
INDEMNIFICATION

        Section 1.    Right to Indemnification.    The Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, indemnify, and, without a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and, in each case, shall indemnify such person from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation or director, officer, partner or trustee of such other entity (each, an "Indemnitee"). The Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described above (any such person shall also be deemed to be an "Indemnitee").

        Section 2.    Indemnification of Employees and Agents of the Corporation.    With the approval of the Board of Directors, the Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, and to such further extent as it shall deem appropriate under the circumstances, provide such indemnification and advancement of expenses as described in Section 1 above, to any employee or agent of the Corporation or a predecessor of the Corporation (each such person shall also be deemed to be an "Indemnitee").

        Section 3.    Right of Indemnitee to Bring Suit.    If a claim under this Article V is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by an Indemnitee who is a present or former director to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), it shall be a defense that such Indemnitee has not met the applicable standard of conduct set forth in the Maryland General Corporation Law. In addition, in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee who is a present or former director has not met the applicable standard of conduct set forth in the Maryland General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Maryland General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

        Section 4.    Non-Exclusivity of Rights.    The rights to indemnification and to advancement of expenses conferred in this Article V shall not be exclusive of any other right that any person may have or hereafter acquire under these Bylaws, the Charter or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 5.    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Maryland General Corporation Law.

ARTICLE VI
MISCELLANEOUS PROVISIONS

        Section 1.    Fiscal Year.    The fiscal year of the Corporation shall end on December 31 of each year or on such other date as may be fixed by the Board of Directors.

        Section 2.    Seal.    The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

        Section 3.    Investment Policies.    The directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as they shall deem appropriate in their sole discretion.

        Section 4.    Execution of Instruments.    All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

        Section 5.    Voting of Securities.    Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitutions at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by this Corporation.

        Section 6.    Resident Agent.    The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

        Section 7.    Corporate Records.    The original or attested copies of the Charter, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Maryland and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent.

        Section 8.    Amendments.    These bylaws may be amended by a majority of the Board of Directors or by the affirmative vote of at least 50% of the voting power of the then issued and outstanding shares of capital stock of the Corporation.

        Section 9.    Offices.    The principal office of the Corporation within the State of Maryland shall be located at such place as the Board of Directors may designate. The Corporation may have additional offices, including a principal executive office, at such place or places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

APPENDIX A

INFORMATION REGARDING PARTICIPANTS IN THE COMPANY'S SOLICITATION OF PROXIES

        The following tables set forth the name and business address of our director nominees recommended by our board of directors, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be participants in our solicitation of proxies from the unitholders in connection with the 2015 annual meeting.

Nominees for Director

        The principal occupations or employment of our director nominees recommended by our board of directors who are considered participants in our solicitation of proxies are set forth under the section above titled "Proposal Number One—Election of Directors" of this proxy statement on page 5. The name and business addresses of the organization of employment of our non-employee director nominees are as follows:

Name	Name and Business Address of Organization of Employment
Benjamin J. Ansell, M.D.	UCLA Executive Health Program 100 UCLA Medical Plaza, Suite 525 Los Angeles, CA 90095
Thomas E. Callahan	CBRE Hotels and PKF Consulting USA 101 California Street, 44th Floor San Francisco, CA 94111
Amish Gupta	RETC, LP 5151 Belt Line Rd, #725 Dallas,TX 75254
Kamal Jafarnia	W.P. Carey Inc. 50 Rockefeller Plaza New York, NY 10020
Philip S. Payne	Ginkgo Residential, LLC 1023 W. Morehead Street Suite 301 Charlotte, NC 28208
Alan L. Tallis	Alan L. Tallis & Associates 11919 Edgestone Rd Dallas, TX 75230

Appendix A-1

Officers and Employees

        The principal occupations of our officers and the employees of Ashford Inc. who are considered "participants" in our solicitation of proxies are set forth below. The business address for each person is Ashford Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Unless otherwise noted, the principal occupation refers to such person's principal occupation with us, Ashford Prime and Ashford Inc.

Name	Principal Occupation
Monty J. Bennett	Chief Executive Officer
Deric S. Eubanks	Chief Financial Officer and Treasurer
Douglas A. Kessler	President
David A. Brooks	Chief Operating Officer, General Counsel and Secretary
J. Robison Hays III	Senior Vice President-Corporate Finance and Strategy of each of the company and Ashford Prime
Chief Strategy Officer of Ashford Inc.
Jim Plohg	Associate General Counsel of Ashford Inc.

Information Regarding Ownership of Company Stock by Participants

        The number of shares of common stock beneficially owned by our directors and Messrs. Bennett, Eubanks, Kessler and Brooks as of March 10, 2015, the record date, is set forth under the Security Ownership of Certain Beneficial Owners and Management section of this Proxy Statement on page 52. As of March 10, 2015, Mr. Plohg had beneficial ownership of no shares of our common stock, while Mr. Hays owned 430,873 shares. As described on page 52, all such reported beneficial ownership assumes that all common units of our operating partnership held by such person are redeemed for common stock based on the applicable exchange ratio as of March 10, 2015, which was approximately 0.93 shares of our common stock per common unit, and includes all restricted stock grants made since our initial public offering through March 10, 2015. All such stock grants typically vest over a period of time generally commencing on the date of their issuance. The number includes LTIP units in our operating partnership that have achieved economic parity with the common units as of the record date but excludes any LTIP units issued subsequent to the record date or that have not yet achieved economic parity. All LTIP units that have achieved economic parity with the common units are, subject to certain time-based vesting requirements, convertible into common units, which are redeemable for cash or, at our option, convertible into shares of our common stock.

Information Regarding Transactions in Company Stock by Participants

        The following tables sets forth information regarding purchases and sales of shares of company stock by each of the participants listed above under "Director Nominees" and "Officers and Employees" during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	# of Shares	Nature of Purchase or Sale(1)
Monty J. Bennett	3/20/2015	478,969	Acquisition—grant of LTIP Units.

Appendix A-2

Name	Transaction Date	# of Shares	Nature of Purchase or Sale(1)
	2/27/2014	361,337	Acquisition—grant of LTIP Units pursuant to 2011 Stock Incentive Plan.
	11/14/2013	282,961	Disposition—sale of 282,961 shares of common stock indirectly owned through MJB Operating, LP.
	6/27/2013	44,092	Disposition—sale of 282,961 shares of common stock indirectly owned through MJB Operating, LP.
Benjamin J. Ansell, M.D.	5/13/2014	8,459	Acquisition—grant of LTIP Units pursuant to 2011 Stock Incentive Plan.
	5/12/2014	12,313.307	Acquisition by will or laws of descent—common stock indirectly owned by Benjamin Ansell GST Trust.
	11/12/2013	6,260	Acquisition—open market purchase of common stock.
	11/6/2013	5,000	Acquisition—open market purchase of common stock.
	5/16/2013	5,500	Acquisition—grant of LTIP Units pursuant to 2011 Stock Incentive Plan.
Thomas E. Callahan	5/13/2014	8,459	Acquisition—grant of common stock pursuant to 2011 Stock Incentive Plan.
	11/5/2013	5,000	Acquisition—open market purchase of common stock.
	7/15/2013	417.257	Acquisition—open market purchase of common stock.
	5/16/2013	5,500	Acquisition—grant of common stock pursuant to 2011 Stock Incentive Plan.
Amish Gupta	5/13/2014	8,459	Acquisition—grant of LTIP Units pursuant to 2011 Stock Incentive Plan.
Kamal Jafarnia	5/13/2014	8,459	Acquisition—grant of LTIP Units pursuant to 2011 Stock Incentive Plan.
	5/16/2013	5,500	Acquisition—grant of LTIP Units pursuant to 2011 Stock Incentive Plan.

Appendix A-3

Name	Transaction Date	# of Shares		Nature of Purchase or Sale(1)
Philip S. Payne	5/13/2014	8,459		Acquisition—grant of common stock pursuant to 2011 Stock Incentive Plan.
	5/16/2013	5,500		Acquisition—grant of common stock pursuant to 2011 Stock Incentive Plan.
Alan L. Tallis	5/13/2014	8,459		Acquisition—grant of common stock pursuant to 2011 Stock Incentive Plan.
	11/4/2013	15,000		Disposition—open market sale of common stock.
	5/16/2013	5,500		Acquisition—grant of common stock pursuant to 2011 Stock Incentive Plan.
David A. Brooks	3/20/2015	196,850		Acquisition—grant of common stock pursuant to 2011 Stock Incentive Plan.
	2/27/2014	162,602		Acquisition—LTIP Units granted pursuant to 2011 Stock Incentive Plan.
Deric S. Eubanks	3/20/2015	73,819		Acquisition—grant of common stock pursuant to 2011 Stock Incentive Plan.
	2/27/2014	31,734		Acquisition—LTIP units granted pursuant to 2011 Stock Incentive Plan.
Douglas A. Kessler	3/30/2015	16,561		Disposition—common stock forfeited to satisfy tax-withholding obligations.
	3/20/2015	265,748		Acquisition—grant of common stock pursuant to 2011 Stock Incentive Plan.
	2/5/2015	47,538	(2)	Disposition—open market sale of common stock.
	2/4/2015	69,974	(2)	Disposition—open market sale of common stock.
	2/2/2015	1,581	(2)	Disposition—open market sale of common stock.
	1/30/2015	20,001	(2)	Disposition—open market sale of common stock.

Appendix A-4

Name	Transaction Date	# of Shares		Nature of Purchase or Sale(1)
	1/29/2015	139,094		Acquisition—shares of Ashford Hospitality Limited Partnership Common Units redeemed for shares of the Company's common stock.
	1/29/2015	150,000		Disposition—LTIP Units of the Company converted into Common Units of Ashford Hospitality Limited Partnership
	1/28/2015	6,956	(2)	Disposition—open market sale of common stock.
	1/26/2015	3,044	(2)	Disposition—open market sale of common stock.
	12/24/2014	15,000	(2)	Disposition—open market sale of common stock.
	12/23/2014	75,000	(2)	Disposition—open market sale of common stock.
	12/19/2014	28,031	(2)	Disposition—open market sale of common stock.
	12/19/2014	300	(2)	Disposition—open market sale of common stock.
	12/19/2014	1,801	(2)	Disposition—open market sale of common stock.
	12/19/2014	5,354	(2)	Disposition—open market sale of common stock.
	11/28/2014	11,600	(2)	Disposition—open market sale of common stock.
	11/28/2014	7,129	(2)	Disposition—open market sale of common stock.
	11/28/2014	5,157	(2)	Disposition—open market sale of common stock.
	11/28/2014	100	(2)	Disposition—open market sale of common stock.
	11/28/2014	2,600	(2)	Disposition—open market sale of common stock.
	11/25/2014	6,300	(2)	Disposition—open market sale of common stock.
	11/25/2014	100	(2)	Disposition—open market sale of common stock.
	11/24/2014	2,200	(2)	Disposition—open market sale of common stock.
	11/21/2014	14,328	(2)	Disposition—open market sale of common stock.

Appendix A-5

Name	Transaction Date	# of Shares		Nature of Purchase or Sale(1)
	11/20/2014	75,000	(2)	Disposition—open market sale of common stock.
	2/27/2014	198,735		Acquisition—grant of common stock pursuant to 2011 Stock Incentive Plan.
J. Robison Hays III	3/20/2015	147,638		Acquisition—grant of common stock pursuant to 2011 Stock Incentive Plan.
	2/27/2014	126,468		Acquisition—grant of LTIP Units pursuant to 2011 Stock Incentive Plan.
	11/19/2013	27,198		Disposition—open market sale of common stock.
	11/19/2013	5,201		Disposition—open market sale of common stock.
	11/19/2013	600		Disposition—open market sale of common stock.
	11/19/2013	100		Disposition—open market sale of common stock.
	11/19/2013	200		Disposition—open market sale of common stock.
	11/19/2013	300		Disposition—open market sale of common stock.
	11/19/2013	3,600		Disposition—open market sale of common stock.
	11/19/2013	200		Disposition—open market sale of common stock.
	11/19/2013	100		Disposition—open market sale of common stock.
	11/19/2013	100		Disposition—open market sale of common stock.
	11/19/2013	1,800		Disposition—open market sale of common stock.
	11/19/2013	300		Disposition—open market sale of common stock.
	11/19/2013	200		Disposition—open market sale of common stock.
	11/19/2013	101		Disposition—open market sale of common stock.
	11/4/2013	1		Disposition—open market sale of common stock.
	11/4/2013	8,551		Disposition—open market sale of common stock.

Appendix A-6

Name	Transaction Date	# of Shares	Nature of Purchase or Sale(1)
	11/4/2013	11,184	Disposition—open market sale of common stock.
	11/4/2013	100	Disposition—open market sale of common stock.
	11/4/2013	709	Disposition—open market sale of common stock.
	11/4/2013	300	Disposition—open market sale of common stock.
	11/4/2013	83	Disposition—open market sale of common stock.
	11/4/2013	354	Disposition—open market sale of common stock.
	11/4/2013	70	Disposition—open market sale of common stock.
	11/4/2013	20,000	Disposition—open market sale of common stock.
	11/1/2013	100	Disposition—open market sale of common stock.
	11/1/2013	100	Disposition—open market sale of common stock.
	11/1/2013	171	Disposition—open market sale of common stock.
	11/1/2013	100	Disposition—open market sale of common stock.
	11/1/2013	100	Disposition—open market sale of common stock.
	11/1/2013	1,500	Disposition—open market sale of common stock.
	11/1/2013	100	Disposition—open market sale of common stock.
	11/1/2013	100	Disposition—open market sale of common stock.
	5/16/2013	120,000	Acquisition—grant of LTIP Units pursuant to 2011 Stock Incentive Plan.
	4/16/2013	767	Acquisition—open market purchase of common stock.
Jim Plohg	3/20/2015	1,575	Acquisition—grant of LTIP Units pursuant to 2011 Stock Incentive Plan.

(1)
Presents transactions from April 1, 2013 through April 17, 2015.

(2)
Sales made pursuant to a Rule 10b5-1 trading plan adopted by the reporting person.

Appendix A-7

Miscellaneous Information Concerning Participants

        Except as described in this Appendix A or otherwise disclosed in this proxy statement, to the company's knowledge:

  •
  No participant owns any securities of the company of record that such participant does not own beneficially.

  •
  No participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

  •
  Other than the employment agreements and compensation-related agreements and arrangements disclosed in the proxy statement, and proxies given by the participants in connection with last year's annual meeting to vote their shares of common stock, no participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, or the giving or withholding of proxies.

  •
  No associate of any participant owns beneficially, directly or indirectly, any securities of the company. No participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the company.

  •
  Except as disclosed under "Certain Relationships and Related Party Transactions" in the proxy statement, no participant nor any associate of any participant is a party to any transaction, since the beginning of the company's last fiscal year, or any currently proposed transaction, in which (i) the company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any participant or associate or any related person thereof had or will have a direct or indirect material interest.

  •
  Except to the extent provided in the employment agreements between our advisor, Ashford Inc., and Messrs. Bennett, Kessler, Brooks and Eubanks described in the proxy statement, and an employment agreement between our advisor and Mr. Hays that has terms substantially similar to those included in Messrs. Brooks and Eubanks' agreements, no participant, or any associate of a participant, has any arrangement or understanding with any person (i) with respect to any future employment by the company or its affiliates or (ii) with respect to any future transactions to which the company or any of its affiliates will or may be a party.

Appendix A-8

ASHFORD HOSPITALITY TRUST, INC. ATTN: MR. DAVID A. BROOKS, SECRETARY 14185 DALLAS PARKWAY SUITE 1100 DALLAS, TX 75254

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes  Way, Edgewood,  NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M88388-P62466	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASHFORD HOSPITALITY TRUST, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors unanimously recommends you vote FOR the following:		All	All	Except
1. Election of Directors		☐	☐	☐

Nominees:

01) MONTY J. BENNETT	05) KAMAL JAFARNIA
02) BENJAMIN J. ANSELL, M.D.	06) PHILIP S. PAYNE
03) THOMAS E. CALLAHAN	07) ALAN L. TALLIS
04) AMISH GUPTA

The Board of Directors unanimously recommends you vote FOR the following proposals:						For	Against	Abstain

2. To amend our charter to require a majority voting standard in uncontested director elections						☐	☐	☐

3. To ratify the appointment of Ernst & Young LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2015						☐	☐	☐

4. To obtain advisory approval of the company’s executive compensation						☐	☐	☐

5.           To approve an amendment to our bylaws to require that only stockholders that have owned at least 1% of our outstanding common stock continuously for at least one year may nominate director candidates and propose other business to be considered by the company’s stockholders at an annual meeting of stockholders

						☐	☐	☐

NOTE: To transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the 2015 Annual Report are available at www.proxyvote.com.

M88389-P62466

ASHFORD HOSPITALITY TRUST, INC.

ANNUAL MEETING OF STOCKHOLDERS - May 12, 2015

This Proxy is solicited by the Board of Directors of the Company

The undersigned, having received notice of the 2015 Annual Meeting and management’s Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Mr. David A. Brooks and Mr. Deric S. Eubanks (with full power of substitution), as proxies of the undersigned to attend the 2015 Annual Meeting of Stockholders of Ashford Hospitality Trust, Inc. (the “Company”) to be held on Tuesday, May 12, 2015 and any adjourned sessions thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR ITEMS 2, 3, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE